Exhibit 10.35

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

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DATED AS OF

March 20, 2012

MedImmune, LLC

and

Humabs BioMed

SUB-LICENCE AND COLLABORATION AGREEMENT

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THIS AGREEMENT is made as of March 20, 2012 (“Commencement Date”)

BETWEEN:

(1)	MEDIMMUNE, LLC having a place of business at One MedImmune Way, Gaithersburg, MD 20878 USA (“MedImmune”), and

(2)	Humabs BioMed SA, a limited company organized under the laws of Switzerland having its head office at Via Mirasole 1, Bellinzona CH-6500 Switzerland (“Humabs”).

MEDIMMUNE	and Humabs may be referred to herein individually as a “Party” and collectively as the “Parties”.

BACKGROUND:

(A)	MedImmune is a biotechnology company focused on the research, development, manufacture and commercialisation of medicines.

(B)

Humabs is a company which is engaged in research and development of fully human monoclonal antibodies using proprietary technology and which has been engaged in research programs relating to flu targets.

(C)

MedImmune wishes to engage in a research collaboration with Humabs, under which Humabs will improve products already generated by Humabs relating to flu targets or identify new products relating to flu and an agreed Second Target (defined below) and any other agreed Extra Target (defined below), which MedImmune will then further research, develop and commercialise.

(D)	Humabs agrees to grant certain rights to MedImmune under its patents and know-how in order to enable MedImmune to commercialise such products.

(E)	MedImmune agrees to make certain payments to Humabs including milestone and royalty payments.

In consideration of the mutual covenants and undertakings set out below, THE PARTIES AGREE as follows:

1.	Definitions

1.1.	In this Agreement, the terms defined in this clause shall have the meanings specified below:

1.1.1.

“Active Vaccination” means the process by which an immunogenic foreign body is introduced into a body to cause such body itself to establish an immunity against the foreign body and any molecules related to the foreign body.

1.1.2.	“Additional Product” means any active component (whether a biological or chemical component or a mechanical device) included in a Combination Product that is not a Royalty Bearing Product.

1.1.3.

“Affiliate” means, with respect to a Party, any Person that controls, is controlled by, or is under common control with such Party. A Person shall be regarded as in control of another corporation or entity if such Person owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if such Person possesses, directly or indirectly, the

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power to direct or cause the direction of the management and policies of the other corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the other corporation or other entity.

1.1.4.	“Agreement” means this Agreement and any and all Schedules, appendices and other addenda to it as may be amended from time to time in accordance with the provisions of this agreement

1.1.5.

“Antibody” means, depending on the context it is used in, a molecule or genetic material that encodes such a molecule where the binding activity of the molecule comprises complementarity determining regions (“CDRs”). This includes but is not limited to a molecule or genetic material encoding such a molecule comprising or containing:

1.1.5.1.	[***];

1.1.5.2.	[***]; or

1.1.5.3.	[***].

1.1.6.

“Anti-bribery and Anti-corruption Laws” means the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010 and any other applicable anti-bribery and anti-corruption laws in any country in the Territory.

1.1.7.	“AZ Group” shall have the meaning set out in clause 17.5.

1.1.8.

“Background Technology” means all products, Materials, tools, methodologies, technologies, general know how, data or Intellectual Property of either Party existing as of the Commencement Date, and, in the case of Humabs, shall include Flu Background IP and Second Target Background IP.

1.1.9.	“Bispecific Antibody” means an Antibody that includes the CDRs from two different parental Antibodies. A Bispecific Antibody comprises two active components.

1.1.10.	“Biologic” means any Antibody or other biological molecule (including but not limited to proteins, fragments of proteins, peptides or fragments of peptides).

1.1.11.

“BLA” means a Biologics Licence Application as defined in the U.S. Public Health Service Act and the regulations promulgated under such Act, including 21 CFR 601 et seq., as such regulations may be amended from time to time, and any non-US equivalent of such application.

1.1.12.	“Business Day” means a day which is not a bank holiday in the UK, USA or Switzerland.

1.1.13.	“Cabilly Patents” means the Patents referred to in Schedule 3;

1.1.14.	“Cell Line Licence Agreement” shall have the meaning set out in clause 2.2.

1.1.15.

“Change of Control” means with respect to a Party: (a) the sale of all or substantially all of such Party’s assets or business; (b) a merger, reorganisation or consolidation involving a Party in which the equity holders of such Party immediately prior to such transaction cease to own collectively fifty percent (50%) or more of the voting equity

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securities of the successor entity of the Party; or (c) the acquisition of fifty percent (50%) or more of the voting equity securities of such Party by Person or group of persons acting in concert, in each case, whether through a single transaction or a series of related transactions.

1.1.16.	“Combination Product” means a product that contains more than one active component, namely either:

1.1.16.1.	more than one Royalty Bearing Product; or

1.1.16.2.	one or more Royalty Bearing Products and one or more Additional Products,

[***].

1.1.17.	“Commencement Date” means the date of this Agreement first written above.

1.1.18.	“Commercially Reasonable Efforts” shall have the meaning set out in clause 10.1.

1.1.19.

“Competent Authority” means any national or local agency, authority, department, inspectorate, minister, ministry official, parliament or public or statutory Person (whether autonomous or not) of any government of any country having jurisdiction over either any of the activities contemplated by this Agreement or the Parties.

1.1.20.

“Confidential Information” means any proprietary, non-public information related to the business, technology, products, processes or customers of a Party disclosed by a Party and/or its Representatives (“Disclosing Party”) to the other Party and/or its Representatives (“Receiving Party”) pursuant to this Agreement. Confidential Information may include, without limitation, any and all non-public information, Know-how, business or financial information and other confidential and proprietary information of the Disclosing Party. Confidential Information may be written, recorded or otherwise fixed in a tangible medium, electronically communicated, or orally or visually communicated, furnished, provided or disclosed by a Disclosing Party, or acquired by a Receiving Party, directly or indirectly, from the Disclosing Party.

1.1.21.

“Controls” means the ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding equity securities of a corporation which are entitled to vote in the election of directors or a more than fifty percent (50%) interest in the net assets or profits of an entity which is not a corporation.

1.1.22.	“Diagnostic Field” means all human and animal diagnostic uses.

1.1.23.	“Disclosing Party” shall have the meaning set out in clause 1.1.20.

1.1.24.	“EMEA” means the European Medicines Evaluation Agency, or the equivalent Competent Authority in any country of the Territory or any successor bodies thereto.

1.1.25.	“Extra Target” means a target nominated by MedImmune pursuant to clause 5.19.2 and accepted by Humabs pursuant to clause 5.20.

1.1.26.	“ETH Zurich” means ETH Zurich, of Ramistrasse 101, 8092 Zurich, Switzerland.

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1.1.27.	“EU” means the countries of the European Union, as constituted from time to time.

1.1.28.	“Evaluation Period” shall have the meaning set out in clause 5.1.3.

1.1.29.	“Executives” shall have the meaning set out in clause 15.1.

1.1.30.	“FDA” means US Food and Drug Administration.

1.1.31.

“Field” means all human and animal uses including, but not limited to, Passive Vaccination, and prophylactic, palliative, therapeutic purposes, but excluding Active Vaccination and the Diagnostic Field.

1.1.32.

“First Commercial Sale” means the first commercial sale of any Royalty Bearing Product by MedImmune or a MedImmune Sublicensee (or its sublicensee) in any country after grant of a Marketing Authorisation.

1.1.33.	“[***] Antibody” shall have the meaning set out in Schedule 6 [***].

1.1.34.	“Flu A Product” means:

1.1.34.1.	any Antibody discovered or identified by Humabs prior to the Commencement Date directed to Flu A Target [***]; or

1.1.34.2.	any other Biologic [***].

1.1.35.	“Flu A Target” means the Influenza A genus of the Orthomyxoviridae family of viruses characterized by a negative-sense, single-stranded and segmented RNA genome. For clarity, Flu A Target [***].

1.1.36.	“Flu B Product” means:

1.1.36.1.	any Antibody discovered or identified by Humabs prior to the Commencement Date directed to Flu B Target [***]; or

1.1.36.2.	any other Biologic [***].

1.1.37.	“Flu B Target” means the Influenza B genus of the Orthomyxoviridae family characterized by a [***]. For clarity, Flu B Target includes all Influenza B viruses, [***].

1.1.38.

“Flu Background IP” means all Patents (including but not limited to the patents and patent applications listed in Schedule 2, and all national stage applications, divisional, continuations and continuations-in-part, reissues, re-examination certificates, registrations, confirmations, extensions, substitutions, renewals and supplementary protection certificates, and any other foreign counterparts, or other post-issuance counterparts related to any of the aforesaid patents and patent applications) or other Intellectual Property owned by or licensed to Humabs at any time during the Term, including [***], other than the Flu Patents, [***] research, development, manufacture or commercialisation of Flu Licensed Products.

1.1.39.	“Flu Know-how” means:

1.1.39.1.	any Materials or Know-how identified in Schedule 4a as may be amended from time to time; and

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1.1.39.2.	any other Materials or Know-how owned by or controlled by Humabs which:

1.1.39.2.1.	[***]; and/or

1.1.39.2.2.	[***].

1.1.40.	“Flu Licensed Product” means a Biologic that is directed to either Flu A Target, Flu B Target or Flu Other Target.

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1.1.41.	“Flu Milestone Payment” shall have the meaning set out in clause 4.

1.1.42.	“Flu Other Target” means a target from any other Influenza genus of the Orthomyxoviridae family and for the avoidance of doubt this does not include Flu A Target or Flu B Target.

1.1.43.

“Flu Patents” means: (a) the patents and patent applications listed in Schedule Ia; and all national stage applications, divisional, continuations and continuations-in-part, reissues, re-examination certificates, registrations, confirmations, extensions, substitutions, renewals and supplementary protection certificates, and any other foreign counterparts, or other post-issuance counterparts related to any of the aforesaid patents and patent applications, and for the avoidance of doubt any other Patents which disclose the same subject matter as the aforesaid patents and patent applications but-which are not listed-in Schedule la shall be deemed to be included; and (b) any other Patents owned by or licensed to Humabs as at the Commencement Date or thereafter which claim [***].

1.1.44.	“Flu Product” means:

1.1.44.1.	Flu A Product; and/or

1.1.44.2.	Flu B Product; and/or

1.1.44.3.

any other Biologic that is identified or developed pursuant to the Flu Research Plan that is directed to either Flu A Target and/or Flu B Target and/or Flu Other Target and which is nominated by MedImmune pursuant to clause 5.1.4.

1.1.45.	“Flu Research Plan” means a Research Plan relating to Flu A Target, Flu B Target or Flu Other Target.

1.1.46.	“Flu Royalty Term” shall have the meaning set out in clause 4.4.1.

1.1.47.	“Flu Upfront Payment” shall have the meaning set out in clause 4.

1.1.48.	“FTE” means a full time employee engaged in work for [***].

1.1.49.

“GLP Toxicology Study” means a preclinical toxicology study conducted for the purpose of assessing the potential hazards and risks of a pharmaceutical drug product, in accordance with Good Laboratory Practice for Nonclinical Laboratory Studies (GLP) guidelines, promulgated under the US Food and Drug Administrations Code 21CFR Part 58.

1.1.50.	“[***] Antibody” means the Antibody identified in Schedule 7 [***].

1.1.51.	“Humabs Antibody Technology” means Humabs’ proprietary methods for [***] as claimed in the Patents listed in Schedule 2.

1.1.52.	“Humabs Indemnitees” shall have the meaning set out in clause 12.3.

1.1.53.	“IFRS” means the International Financial Reporting Standards as set by the International Accounting Standards Board, a part of the International Financial Reporting Standards Foundation.

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1.1.54.	“Infectious Disease” means a disease caused by a pathogenic microorganism or other agent such as a bacterium, fungus, parasite, virus or prion.

1.1.55.	“IRB” means Institute for Research in Biomedicine, of Via Vincenzo Vela 6, CH-6500 Bellinzona, Switzerland.

1.1.56.

“Improvement” means any modification, variation or revision to any Biologic, compound, product or technology or any discovery, technology, device, process or formulation related to such compound, product or technology, whether or not patented or patentable, including any enhancement in the efficiency, operation, manufacture, ingredients, preparation, presentation, formulation, means of delivery, packaging or dosage of such compound, product or technology, any discovery or development of any new or expanded indications for such compound, product or technology, or any discovery or development that improves the stability, safety or efficacy of such compound, product or technology.

1.1.57.

“Indirect Taxes” means value added taxes, sales taxes, consumption taxes and other similar taxes computed by reference to turnover, however assessed, that are required by law to be disclosed as a separate item on the relevant invoice.

1.1.58.

“Intellectual Property” means any Patent, Invention, registered design, copyright, database right, design right, trademark, application to register any of the aforementioned rights, trade secrets, Know-how, any Improvements to any of the aforesaid, and any right of confidence or industrial property right of any nature whatsoever in any part of the world.

1.1.59.	“Invention” means any invention, discovery or finding that is conceived or reduced to practice in the performance of a Research Project whether patentable or not.

1.1.60.

“Know-how” means information, know-how, data, designs, plans, specifications, structures, documents, trade secrets, ideas, concepts, products, methods, processes, prototypes, samples, formulas, applications, works-in-progress, systems, software, technologies, manufacturing or marketing techniques.

1.1.61.	“Liability” means any liability, loss, damage, cost, penalty, fine, including interest, or expense (including reasonable attorneys’ fees and disbursements).

1.1.62.	“Licensed Know-how” means either Flu Know-how or Second Target Know-how or both.

1.1.63.	“Licensed Product” means either a Flu Licensed Product or a Second Target Licensed Product or both.

1.1.64.	“Licensed Patent” means either a Flu Patent or a Second Target Patent or both.

1.1.65.	“Major Market Country” means [***].

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1.1.66.	“Marketing Authorisation” means any approval required from the EMEA or relevant Competent Authority to market and sell a Licensed Product in a particular country.

1.1.67.

“Materials” means any chemical or biological substances including but not limited to any: (a) organic or inorganic element or compound; (b) nucleotide or nucleotide sequence including DNA and RNA sequences; (c) gene; (d) vector or construct including plasmids, phages, bacterial vectors, bacteriophages and viruses; (e) host organism including bacteria, fungi, algae, protozoa and hybridomas; (f) eukaryotic or prokaryotic cell line or expression system or any development strain or product of that cell line or expression systems; (g) Biologics; (h) drug or pro-drug; (i) assay or reagent; (j) any other genetic or biological material or micro-organism; or (k) animal.

1.1.68.	“MedImmune Indemnitees” shall have the meaning set out in clause 12.4.

1.1.69.	“MedImmune Research Project Representative” means a representative of MedImmune who is responsible for coordinating the Research Project on behalf of MedImmune.

1.1.70.	MedImmune Materials means any Materials provided by MedImmune to Humabs pursuant to this Agreement.

1.1.71.	“MedImmune Sublicensee” means an Affiliate of MedImmune or a Third Party which is granted a sublicense pursuant to clause 2 of this Agreement.

1.1.72.	“Milestone Payment(s)” shall have the meaning set out in clause 4.

1.1.73.	“Modification” means [***].

1.1.74.	“Multispecific Antibody” means an Antibody that includes [***] parental Antibodies. A Multispecific Antibody comprises the number of active components equal to the number of parental Antibodies.

1.1.75.

“Net Sales” means with respect to Royalty Bearing Products, the gross sales invoiced of Royalty Bearing Products sold by MedImmune and/or any MedImmune Sublicensees and/or their respective sublicensees, in each case to Third Parties and [***] to gross sales of the applicable Royalty Bearing Product as determined in accordance with IFRS:[***].

MedImmune shall make periodic adjustments of the amounts described in clauses [***] to its initial accruals of such amounts applied in a prior Quarter to reflect amounts actually incurred or taken.

In the event a Royalty Bearing Product is sold as part of a Combination Product, the Net Sales of each Royalty Bearing Product which is part of such Combination Product, shall be:

1.1.75.7.

the amount determined by multiplying the Net Sales of the Combination Product, during the applicable reporting period, by the fraction A/(A+B+X), where: [***], in each case during the applicable reporting period or, if sales of both the Royalty Bearing Product and the Additional Products did not occur in such period, then in the most recent reporting period in which sales of both occurred; or

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1.1.75.8.

in the event that the average gross sales price cannot be determined pursuant to clause 1.1.75.7 above, for such Royalty Bearing Product and any other Royalty Bearing Product or Additional Product(s) in such Combination Product), the amount determined by multiplying the Net Sales of the Combination Product, during the applicable reporting period by the fraction C/(C+D+Y) where [***], in each case during the applicable period; or

1.1.75.9.	in the event that neither [***], for such Royalty Bearing Product and any other Royalty Bearing Product or Additional Product(s) in such Combination Product

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and the Royalty Bearing Product and/or any other Royalty Bearing Product and/or any other Additional Product in such Combination Product is not sold separately), Net Sales shall be calculated by [***]. By way of example, if a Combination Product contains a Royalty Bearing Product and two Additional Products, the Net Sales of such Royalty Bearing Product shall be the amount determined by [***].

For the sake of clarity, the following are examples of the application of clauses [***].

1.1.76.	“Neutralise” means [***].

1.1.77.	“Neutralise Flu A Target” means [***]. The current list of relevant Flu A isolates is attached at Schedule 8 and such list may be updated by agreement of the JRC.

1.1.78.	“Neutralise Flu B Target” means [***]. The current list of relevant Flu B isolates is attached at Schedule 8, and such list may be updated by agreement of the JRC.

1.1.79.	“Party/Parties” shall have the meaning given to them in the preamble.

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1.1.80.	“Passive Vaccination” means the process whereby elements of the immune system are transferred into the body so that the body does not need to produce these elements itself.

1.1.81.	“Patents” means patents, utility models, inventors certificates and any other indicia of ownership of an invention granted by any governmental authority, and:

1.1.81.1.	all patent applications filed in any jurisdiction corresponding to or claiming priority from the patents and/or patent applications;

1.1.81.2.	all national stage applications, divisional, continuations and continuations-in-part of the patent applications referred to in the foregoing clause 1.1.81.1;

1.1.81.3.	all patents issuing from the patent applications referred to in the foregoing clauses 1.1.81.1 and 1.1.81.2;

1.1.81.4.

all reissues, re-examination certificates, registrations, confirmations, extensions, substitutions, renewals and supplementary protection certificates of the patent and/or patent applications referred to in the foregoing clauses 1.1.81.1 to 1.1.81.3; and

1.1.81.5.

all foreign counterparts of the patents and patent applications referred to in the foregoing clauses 1.1.81.1, to 1.1.81.3 and re-examinations, reissues, extensions and any other post-issuance counterparts to any of the foregoing, and applications for any of the foregoing, including provisionals, divisionals, substitutions and continuations (in whole or part).

1.1.82.	“Payments” shall have the meaning set out in clause 11.1

1.1.83.

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.1.84.

“Phase I Clinical Trial” means a human clinical trial in any country that is intended to initially evaluate the safety of an investigational Product in volunteer subjects or patients that would satisfy the requirements of 21 CFR 312.21(a), or its foreign equivalent and may evaluate the Licensed Product’s therapeutic or antigenic effects.

1.1.85.

“Phase II Clinical Trial” means a small scale human clinical trial of a therapeutic product on patients, in any country, including possible pharmacokinetic studies, the principle purposes of which are to make a preliminary determination that such product is safe for its intended use and to obtain information about such product’s efficacy to permit the design of further clinical trials or a similar clinical study prescribed by the regulatory authorities, from time to time, that would satisfy the requirements of 21 CFR 312.21(b) or its foreign equivalent.

1.1.86.

“Phase III Clinical Trial” means a pivotal human clinical trial in any country the results of which could be used to establish safety and efficacy of a Licensed Product as a basis for a marketing application that would satisfy the requirements of 21 CFR 312.21(c) or its foreign equivalent.

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1.1.87.	“Principal Investigator” means [***] who is responsible for coordinating each Research Project on behalf of Humabs.

1.1.88.	“Prosecution” shall have the meaning set out in clause 7.4.

1.1.89.	“Protocol” means each protocol document incorporated by reference in the Research Project Addendum.

1.1.90.	“Quarter” means each period of three (3) months ending on March 31, June 30, September 30, or December 31 and “Quarterly” shall be construed accordingly.

1.1.91.	“Receiving Party shall have the meaning set out in clause 1.1.20.

1.1.92.	“Representatives” means, with respect to a party, such party’s Affiliates and each of its and their respective directors, officers, employees and agents.

1.1.93.	“Research Plans” means the descriptions of work to be performed by the Parties as set out in Schedule 5 or as otherwise amended by the JRC pursuant to clause 5.

1.1.94.	“Research Project” means each program of work to be performed by the Parties pursuant to either a Flu Research Plan, a Second Target Research Plan or Extra Target Research Plan (if applicable).

1.1.95.	“Research Project Materials” includes but is not limited to the [***] of any Research Project, including all [***] of any of the foregoing.

1.1.96.

“Research Project Report” means a report summarising, in reasonable detail and in accordance with any requirements specified in the Research Plan or its Protocol(s), the Results of any Research Project or portion thereof.

1.1.97.	“Research Term” means [***] from the Commencement Date, save that in [***] this period shall be [***] from the Commencement Date.

1.1.98.	“Research Results” means Know-how arising from research activities under each Research Project and the Intellectual Property in the foregoing.

1.1.99.	“Rhinovirus Target” means [***]. For clarity, rhinovirus target includes but is not limited to [***].

1.1.100.	“Royalty Bearing Flu Product” means any Flu Licensed Product:

1.1.100.1.	the sale of which would, but for the licence granted pursuant to this Agreement, infringe a Valid Claim of a Flu Patent; and/or

1.1.100.2.	which [***]:

1.1.100.2.1.	Flu Product(s); or

1.1.100.2.2.	[***] a Flu Product.

[***].

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1.1.101.	“Royalty Bearing Second Target Product” means any Second Target Licensed Product

1.1.101.1.	the sale of which would, but for the licence granted pursuant to this Agreement, infringe a Valid Claim of a Second Target Patent and/or

1.1.101.2.	which [***]:

1.1.101.2.1.	Second Target Product(s); or

1.1.101.2.2.	[***] of a Second Target Product.

[***].

1.1.102.	“Royalty Bearing Product” means either Royalty Bearing Flu Product or Royalty Bearing Second Target Product or both.

1.1.103.	“Second Target” means the disease target agreed between the Parties pursuant to clause 2.8.

1.1.104.

“Second Target Background IP” means all Patents (including but not limited to the patents and patent applications listed in Schedule 2, and all national stage applications, divisional, continuations and continuations-in-part, reissues, re-examination certificates, registrations, confirmations, extensions, substitutions, renewals and supplementary protection certificates, and any other foreign counterparts, or other post-issuance counterparts related to any of the aforesaid patents and patent applications) or other Intellectual Property[ ***], other than the Second Target Patents, which [*** ]of Second Target Licensed Products.

1.1.105.	“Second Target Know-how” means:

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1.1.105.1.	any Materials or Know-how identified in Schedule 4b as agreed between the Parties pursuant to clause 2.10, and as may be amended from time to time; and

1.1.105.2.	any other Materials or Know-how owned by or controlled by Humabs which:

1.1.105.2.1.	[***].

1.1.105.2.2.	[***] Second Target Licensed Products.

1.1.106.	“Second Target Licensed Product” means a Biologic that is directed to Second Target.

1.1.107.	“Second Target Milestone Payment” shall have the meaning set out in clause 4.

1.1.108.

“Second Target Patents” means: (a) the patents and patent applications listed in Schedule 1b as agreed between the Parties pursuant to clause 2.10; and all national stage applications, divisional, continuations and continuations-in-part, reissues, re-examination certificates, registrations, confirmations, extensions, substitutions, renewals and supplementary protection certificates, and any foreign counterparts and any other post-issuance counterparts related to any of the aforesaid patents and patent applications, and for the avoidance of doubt any other Patents which disclose the same subject matter as the aforesaid patents and patent applications but which are not listed in Schedule 1b shall be deemed to be included; and (b) any other Patents [***] of Second Target Licensed Products.

1.1.109.	“Second Target Product” means any Biologic discovered or identified pursuant to the Second Target Research Plan that

1.1.109.1.	is directed to Second Target; and

1.1.109.2.	is nominated by MedImmune pursuant to clause 5.1.4.

1.1.110.	“Second Target Research Plan” means a Research Plan relating to Second Target.

1.1.111.	“Second Target Royalty Term” shall have the meaning set out in clause 4.4.3.

1.1.112.	“Second Target Upfront Payment” shall have the meaning set out in clause 4.

1.1.113.	Scientific Misconduct” means [***].

1.1.114.	“Status Report” shall have the meaning set out in clause 3.

1.1.115.	“Term” shall have the meaning set out in clause 13.1.

1.1.116.	“Territory” means all countries of the world.

1.1.117.	“Third Party” means any Person other than Humabs, MedImmune or their respective Affiliates.

1.1.118.	“Third Party Claim” shall have the meaning set out in clause 12.3.

1.1.119.	“Third Party Royalty Reduction” shall have the meaning set out in clause 4.5.1.

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1.1.120.	“Third Party Reduction Floor” shall have the meaning set out in clause 4.5.4.

1.1.121.	“Valid Claim” means any claim of an issued and unexpired patent in any country that:

1.1.121.1.

has not been permanently revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction, which decision is unappealable or un-appealed within the time allowed for appeal; and

1.1.121.2.	has not been [***] or otherwise in such country.

1.2.	The headings to clauses are inserted for convenience only and shall not affect the interpretation or construction of this Agreement

1.3.

References to any statute or statutory provisions of the United Kingdom shall include (i) any subordinate legislation made under it, (ii) any provision which it has superseded or re-enacted (whether with or without modification), and (iii) any provision which subsequently supersedes it or re-enacts it (whether with or without modification. References to any statute or regulation of the United States of America means that statute or regulation as it may be amended, supplemented or otherwise modified from time to time, and any successor statute or regulation.

2.	Grant of Licence

2.1.	Humabs hereby grants to MedImmune in the Field and Diagnostic Field (on the terms of this Agreement) with the right to sublicense through multiple tiers:

2.1.1.	an exclusive licence (even as to Humabs and Humabs’ Affiliates) under the:

2.1.1.1.	Flu Patents and Flu Know-how;

2.1.1.2.	Second Target Patents and Second Target Know-how; and

2.1.2.	a non-exclusive licence under the:

2.1.2.1.	Flu Background IP; and

2.1.2.2.	Second Target Background IP,

to research, have researched, develop, have developed, make, have made, use, have used, sell, have sold, offer to sell and/or import Flu Licensed Products and Second Target Licensed Products (and any Biologics direct to an Extra Target, if applicable) in the Territory.

2.2.	Notwithstanding anything in this Agreement to the contrary, to the extent that any of Flu Background IP and Second Target Background IP comprises [***].

2.3.	If requested by Humabs during the Term, [***].

2.4.	Subject to clause 2.5, Humabs agrees that neither it nor any of its Affiliates shall, and neither shall [***].

2.5.

In the event of termination by MedImmune pursuant to clause 13.2 not of the Agreement as a whole but solely of MedImmune’s rights granted to it pursuant to this Agreement in relation to the following specific areas [***].

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2.6.	Nothing in this clause 2 shall be construed as granting a licence to MedImmune to practice Humabs Antibody Technology, other than pursuant to the licence granted in clause 2.1.2.

2.7.

MedImmune shall have the right to grant sub-licenses pursuant to any of the licences granted to it pursuant to clauses 2.1 and 6.1 to any of its Affiliates through multiple tiers without any restriction.

2.8.

MedImmune shall have the right to nominate targets to be a Second Target within [***] after Commencement Date, pursuant to the mechanism set out in 5.19 to 5.20.2. Humabs shall notify MedImmune as to whether it accepts such target pursuant to clause 5.20.1 or 5.20.2. In the event that:

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2.8.1.

Humabs notifies MedImmune of its refusal of the target pursuant to the provisions of clauses 5.20.2 (save that Humabs agrees and acknowledges that it shall not have the right to refuse a nomination by MedImmune of [***]), MedImmune may nominate other targets pursuant to clause 5.21 during a period [***] after Commencement Date;

2.8.2.

or Humabs notifies MedImmune of its acceptance of the Second Target pursuant to clause 5.20.1, provided this is within [***] after Commencement Date, all of the provisions of this Agreement relating to Second Target shall apply, and the Parties shall, within [***] of such notification by Humabs, agree:

2.8.2.1.	the list of Second Target Patents and Second Target Know-how pursuant to clauses 1.1.108, 1.1.105; and

2.8.2.2.

the wording of the technical and scientific definition of the Second Target to be incorporated in this Agreement, and the Parties shall amend this Agreement in writing in accordance with clause 17.5 to incorporate such definition and any other definitions relating to the Second Target as required by the JRC;

2.8.2.3.	the Research Plan relating to such Second Target, in accordance with the provisions of clause 5.2.1.1;

2.8.3.

or no target nominated by MedImmune pursuant to clause 5.19.1 has been accepted by Humabs pursuant to clause 5.20.1 within [***] after Commencement Date, the licences set out in clauses 2 and 6 shall not apply with respect to Second Target, and neither MedImmune nor Humabs shall have any rights or liabilities in respect of payments or any other provisions in this Agreement in respect of the Second Target. For the avoidance of doubt, nothing in this clause 2.8 shall restrict MedImmune’s right to nominate targets pursuant to clause 5.19.2 as Extra Targets.

3.	Status Reports

3.1.

MedImmune will prepare and provide to Humabs an annual status report within [***] after the end of each year following the Commencement Date with respect to Flu Licensed Products and Second Target Licensed Products [***]. Each status report will comprise [***] and shall summarise the activities conducted by MedImmune with respect to Licensed Products (namely progress made towards the milestones set out in clause 4 in respect of Licensed Products) in the preceding year.

4.	Consideration

4.1.	Upfront Payment

4.1.1.	MedImmune shall pay to Humabs the Flu Upfront Payment and the Second Target Upfront Payment as set out below:

4.1.1.1.	Flu Upfront Payment: [***] within [***] after the Commencement Date.

4.1.1.2.

Second Target Upfront Payment: subject to Humabs notifying Medimmune of its acceptance of a Second Target nominated by MedImmune in accordance with clause 2.8, [***], within [***] after Commencement Date, or within [***] of an agreement by Humabs to work on the target pursuant to clause 5.20.1., whichever the later.

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4.2.	Milestone Payments

4.2.1.

With respect to Royalty Bearing Flu Products, MedImmune shall pay to Humabs the following payments upon achievement of the specified milestones by MedImmune or a MedImmune Sublicensee (“Milestone Payments”) for the first Royalty Bearing Flu Product to achieve the relevant milestone relating to Royalty Bearing Flu Products (each a Flu Milestone Payment): [***]

4.2.2.

With respect to Royalty Bearing Second Target Products, MedImmune shall pay to Humabs the following payments upon achievement of the specified milestones by MedImmune or a MedImmune Sublicensee (“Milestone Payments”) for the first Royalty Bearing Second Target Product to achieve the relevant milestone relating to Royalty Bearing Second Target Products (each a Second Target Milestone Payments):

[***]

4.2.3.	For avoidance of doubt:

4.2.3.1.	each of the Flu Milestone Payments and Second Target Milestone Payments shall be payable only once, irrespective of the number of Royalty Bearing Products that achieve each milestone; and

4.2.3.2.	no amounts shall be due under clause 42.1 or 4.2.2 for subsequent or repeated achievement of such milestone event by the same or any other Royalty Bearing Product.

4.3.	Royalty Payments

4.3.1.	MedImmune shall pay Humabs royalties on Net Sales of Royalty Bearing Flu Products sold by on or behalf of MedImmune or a MedImmune Sublicensee in accordance with the following: [***]

4.3.2.	MedImmune shall pay Humabs royalties on Net Sales of Royalty Bearing Second Target Products sold by or on behalf of MedImmune or a MedImmune Sublicensee in accordance with the following: [***]

4.4.	Royalty Term

4.4.1.

All Flu Royalty Payments due to Humabs pursuant to this Agreement shall be payable on a Royalty Bearing Product-by- Royalty Bearing Product and on a country-by-country basis until the later of the following:

4.4.1.1.	the last to expire Flu Patent that includes a Valid Claim that would, but for the licences granted under this Agreement, be infringed by the sale of a Royalty Bearing Flu Product in such country; or

4.4.1.2.	ten (10) years from the First Commercial Sale of the First Royalty Bearing Flu Product in such country, (“Flu Royalty Term”)

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4.4.2.	Upon the expiry of the Flu Royalty Term in a country, the licence granted to MedImmune will become perpetual, irrevocable and fully paid up for the Royalty Bearing Flu Product in such country.

4.4.3.

All Second Target Royalty Payments due to Humabs pursuant to this Agreement shall be payable on a Royalty Bearing Product-by- Royalty Bearing Product and on a country-by-country basis until the later of the following:

4.4.3.1.

last to expire Second Target Patent that includes a Valid Claim that would, but for the licences granted under this Agreement, be infringed by the sale of a Royalty Bearing Second Target Product in such country; or

4.4.3.2.	ten (10) years from the First Commercial Sale of the First Royalty Bearing Second Target Product in such country, (“Second Target Royalty Term”).

4.4.4.

Upon the expiry of the Second Target Royalty Term in a country, the licence granted to MedImmune will become perpetual, irrevocable and fully paid up for the Royalty Bearing Second Target Product in such country.

4.5.	Royalty Reductions

4.5.1.

If MedImmune reasonably determines, in its sole discretion, that it is necessary or useful to obtain a licence from one or more Third Parties to research, have researched, develop, have developed, make, have made, use, have used, sell, have sold, offer to sell and/or import Royalty Bearing Products in the Field and/or Diagnostic Field in the Territory, then the amount of Humabs’ royalty payments with respect to Net Sales for such Royalty Bearing Product in such country shall be reduced by [***] (“Third Party Royalty Reduction”).

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4.5.2.

If MedImmune obtains licences which would entitle MedImmune to a Third Party Royalty Reduction pursuant to clause 4.5.1, in cases where the Intellectual Property licensed is also required by MedImmune in respect of other MedImmune internal programs [***] any non-royalty payments contained in such licence amongst such other products.

4.5.3.

In the event that a Royalty Bearing Product that [***] Licensed Know-how, but the sale of which would not infringe the Licensed Patents, is sold in a country then the royalties payable for such Licensed Product in such country shall be reduced by [***]).

4.5.4.

In no event shall the Third Party Royalty Reduction which is set out in clause 4.5.1 and which is applicable to royalties relating to Net Sales of Royalty Bearing Products operate so as to reduce the amount of royalties due to Humabs in relation to Net Sales of Royalty Bearing Products to less than the applicable amount set out in the right hand columns in the tables set out in clauses 4.3.1 and 4.3.2 “Third Party Reduction Floor”.

4.5.5.

Any reduction in royalties pursuant to clause 4.5.1, (along with the applicable Third Party Royalty Floor) shall be applied before any reduction pursuant to clause 4.5.3 for the purposes of royalty calculations.

4.6.	Payment Provisions

4.6.1.

The royalties set out in clause 4.3 above shall only be payable once regardless of whether the manufacture or sale of a Royalty Bearing Product is claimed by more than one Licensed Patent licensed under this Agreement.

4.6.2.

Humabs shall remain responsible for the payment of royalty, milestone and other payment obligations, if any, due to third parties for any rights that Humabs has granted to MedImmune pursuant to clauses 2.1 and 6.1. All such payments shall be made promptly by Humabs in accordance with the terms of the applicable licence agreement.

4.6.3.

For the avoidance of doubt, no payments shall be due to Humabs in respect of Royalty Bearing Flu Products or Royalty Bearing Second Target Products following the expiry of the Flu Royalty Term and Second Target Royalty Term, respectively.

4.6.4.

Milestone Payments. All milestone payments shall be paid by MedImmune within [***] of the receipt of an invoice from Humabs, after the applicable milestone has been achieved. MedImmune shall notify Humabs within [***] following the occurrence of any events triggering a milestone payment obligation pursuant to clause 4.2.

4.6.5.	Royalty Payments. MedImmune shall make the payments due to Humabs above in United States dollars. Where MedImmune receives payment in a currency other than

United States dollars MedImmune will convert the relevant sum into United States dollars in accordance with MedImmune’s customary and usual conversion procedures, consistently applied. All payments will be made at Quarterly intervals. Within [***] of the end of each

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Quarter after the First Commercial Sale of each Royalty Bearing Product in any country, MedImmune shall prepare a statement which shall show on a country-by-country basis for the previous Quarter Net Sales of each Royalty Bearing Product by MedImmune and all monies due to Humabs based on such Net Sales. That statement shall include details of Net Sales broken down to show the country of the sales and the total Net Sales by MedImmune in such country and shall be submitted to Humabs within such [***] period together with remittance of the monies due. With respect to Net Sales of a Royalty Bearing Product by a MedImmune Sublicensee (or its sublicensee) MedImmune shall prepare a statement which will include the same information and remit that statement and any monies due within the same period.

4.6.6.

Records and audit. MedImmune shall keep and shall procure that MedImmune Sublicensees keep true and accurate records and books of account containing all data necessary for the calculation of the amounts payable by it to Humabs pursuant to this Agreement. Those records and books of account shall be kept for [***] following the end of the year to which they relate. Upon Humabs written request, a firm of accountants appointed by agreement between the Parties or, failing such agreement within [***] of the initiation of discussions between them on this point Humabs shall have the right to cause [***]. In particular such firm:

4.6.6.1.

shall be given access to and shall be permitted to examine and copy such books and records of MedImmune and any MedImmune Sublicensees upon [***] notice having been given by Humabs, and at all reasonable times on Business Days for the purpose of certifying that the Net Sales or other relevant sums calculated by MedImmune and any MedImmune Sublicensees during any year were reasonably calculated, true and accurate or, if this is not their opinion, certify the Net Sales figure or other relevant sums for such period which in their judgment is true and correct and

4.6.6.2.

prior to any such examination taking place, such firm of accountants shall undertake to MedImmune and any MedImmune Sublicensees that they shall keep all information and data contained in such books and records, strictly confidential and shall not disclose such information or copies of such books and records to any Third Party or to Humabs, but shall only use the same for the purpose of calculations which they need to perform in order to issue the certificate to which this clause envisages;

4.6.7.	Any access examination and certification pursuant to clause 4.6.6 above shall occur no more than once per year and will not go back over records more than [***].

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4.6.8.	MedImmune and any MedImmune Sublicensees shall make available personnel to answer queries on all books and records required for the purpose of the certification pursuant to clause 4.6.6.

4.6.9.	The cost of any accountants appointed pursuant to clause 4.6.6 above shall be the responsibility of

4.6.9.1.	MedImmune if the certification shows MedImmune to have underpaid monies to Humabs by more than [***];

4.6.9.2.	Humabs in any other case.

4.6.10.

In the event that any audit conducted pursuant to clause 4.6.6 shows an overpayment by MedImmune, Humabs shall refund such amount of overpayment to MedImmune within [***]. In the event that the audit reveals any under payment by MedImmune, MedImmune shall immediately pay such payment due from the time the amount was due within [***].

4.6.11.	Account. All payments made to Humabs under this Agreement shall be made to the bank account of Humabs as notified by Humabs to MedImmune from time to time.

4.6.12.

Late Payment. If MedImmune fails to make any payment to Humabs hereunder on the due date for payment, without prejudice to any other right or remedy available to Humabs, it shall be entitled to charge MedImmune interest (both before and after judgment) of the amount unpaid at [***] or the maximum rate permitted by law, whichever lower, for the US dollar during such period calculated on a daily basis until payment in full is made without prejudice to Humabs’ right to receive payment on the due date.

5.	Research

5.1.	Research Project

5.1.1.	During the Research Term, Humabs shall perform the activities set out in the Research Plans, including but not limited to the following:

5.1.1.1.	Improve, identify and/or develop Flu Products;

5.1.1.2.	Improve, identify and/or develop Second Target Products;

5.1.1.3.	Improve, identify and/or develop any other products directed to an Extra Target as may be agreed between the parties in accordance with clause 5.20 (where applicable),

5.1.2.

During the Research Term at such times specified by the Research Plan, or as otherwise agreed by the JRC, Humabs shall provide MedImmune with all the Research Results, the Research Program Materials and the Research Project Reports.

5.1.3.

Following the expiry of the Research Term, MedImmune shall have a period of up to [***] to review and analyse the Research Project Materials, including but not limited to a review and analysis of all Biologics identified or discovered by Humabs and forming part of the Research Project Materials (“Evaluation Period”).

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5.1.4.

During the Evaluation Period MedImmune shall[***] determine which Biologics MedImmune shall nominate as Flu Products or Second Target Products (or such other product in the event of a selection of an Extra Target pursuant to clause 5.20 below). For the avoidance of doubt, any Flu Product, Second Target Product (or such other product in the event of a selection of an Extra Target pursuant to clause 5.20 below) which is undergoing or has undergone [***] will be deemed to have been “nominated” by MedImmune whether or not MedImmune has formally nominated the same pursuant to this clause 5.1.4.

5.2.	Joint Research Committee

5.2.1.	The Parties shall form a joint research committee (“JRC”) to oversee the initiation, planning and performance of the Research Project. The responsibilities of the JRC shall include:

5.2.1.1.	[***];

5.2.1.2.	[***];

5.2.1.3.	[***];

5.2.1.4.	[***];

5.2.1.5.	[***];

5.2.1.6.	[***];

5.2.1.7.	any other matter relating to the Parties’ respective obligations pursuant to the Research Plans as the Parties determine from time to time.

5.2.2.

The JRC shall consist of [***] with the requisite experience and authority to enable them to make decisions on behalf of the Parties with respect to this Agreement (“JRC Members”), with equal numbers appointed by each Party, which shall include a chairman to be designated by [***]. Each Party shall have the rights to replace its respective JRC Members upon written notice to the other Party, provided that any such substitute representative shall have substantially the equivalent experience and authority as the representative that such person replaces. The JRC may invite employees of MedImmune or Humabs from time to time to be ‘ad hoc’ members of the JRC at the discretion of the chairman of the JRC. The JRC shall be run in accordance with the following provisions:

5.2.2.1.

The JRC shall have its first meeting within [***] after the Commencement Date, and thereafter shall hold regular meetings at intervals of every [***], or more frequently if so agreed between the Parties. Meetings of the JRC may be held face-to-face at a venue to be agreed between the

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Parties, as a teleconference or video conference, provided that each JRC shall hold at least one face-to-face meeting during each calendar year at a venue to be decided by the JRC.

5.2.2.2.	Meetings of the JRC may be called by any JRC Member upon written request to the then chairman of the JRC.

5.2.2.3.

The JRC shall have final decision making authority on behalf of the Parties with respect to all matters within its jurisdiction. The JRC shall exercise its authority in good faith and in accordance with the terms of this Agreement and any decision by the JRC on such matters made in accordance with this clause 5.2.23 shall be binding upon the Parties.

5.2.2.4.

All decisions by the JRC shall be made by majority vote of a quorum of the JRC Members with each Party having one (1) vote. The presence of at least [***] JRC Members representing each Party shall constitute a quorum. In the event that a vote is tied, the chairman of the JRC shall submit the respective positions of the Parties to the [***] of Humabs and the [***] of MedImmune (or their respective designates) who shall engage in good faith discussions to agree on the course of action to be taken. In the event that the [***] of Humabs and the Vice President, [***] of MedImmune (or their respective designates) are unable to agree the resolution of such matter within [***] after submission of the matter to them, [***].

5.2.2.5.

At least [***] prior to each regularly scheduled meeting of the JRC, written notice shall be given to each JRC Member by the chairman of the JRC. Ad hoc or special meetings of the JRC may be scheduled on shorter notice.

5.2.2.6.

The chairman of each JRC shall set meeting agendas for the JRC, which shall include any matter requested by either Party to be included. Such agendas shall be circulated to all JRC Members prior to the date of the relevant meeting. The JRC chairman shall be responsible for recording, preparing and issuing draft minutes of the JRC meetings, which draft minutes shall be reviewed, modified and approved in writing by the JRC Members. Such minutes shall record all proposed decisions and all actions recommended or taken.

5.2.2.7.	Each Party shall bear its own costs and expenses in respect of their respective representatives’ attendance at JRC meetings or any time spent engaged in JRC matters.

5.3.	Research Plans.

5.3.1.

In the event that Humabs is requested or required to perform services for the Research Project during the Research Term beyond those included in the attached Research Plans (including any amendments made to the Research Plans pursuant to clause 5.2.1.1), (other than as agreed by the Parties pursuant to clauses 5.19 to 5.21) any such additional services and an appropriate adjustment to the amounts owed shall be negotiated in good faith by the Parties and must be agreed upon by the JRC prior to the provision of said services. The JRC shall modify the Research Plan to reflect such additional services and any additional or modified terms in respect thereof.

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5.3.2.

No modification or amendment to this Agreement (including its Research Plan(s) and any attached Protocol(s) or other attachments or content referenced with the same) shall be effected by or result from the receipt, acceptance, signing or acknowledgement of any Party’s purchase orders, quotations, invoices, shipping documents or other business forms containing terms or conditions in addition to or different from the terms and conditions set forth in this Agreement. All such additional terms and conditions are rejected by both Parties. The terms of this Agreement shall supersede any provision in any such other document that is in addition to or inconsistent with-the terms of this Agreement.

5.4.

General. Except as otherwise specified in the Research Plans, Humabs shall provide all of the facilities, supplies and staff necessary to conduct the Research Project at Humabs’ sole cost. Humabs shall perform the research in accordance with the Research Plans and the terms and conditions of this Agreement. Humabs shall conduct the research pursuant to the Research Plans in accordance with the [***]. Humabs shall proceed diligently with the work set forth in the Research Plans by using its good-faith efforts to [***] set forth in the Research Plan.

5.5.

Protocols. Any Protocol(s) to be incorporated into the Research Plans should set forth the study design, information desired, estimated duration and other material terms for the performance of the Research Project, including the applicable regulatory compliance standards in light of the purpose of the Research Project (such as, for example, Good Laboratory Practices or applicable Humabs Standard Operating Procedure(s)). Any Protocol(s) for the Research Project must be accepted by both Humabs and MedImmune prior to incorporation into the Research Plans. Upon acceptance of such Protocol(s) and upon amendment of the Research Plan referencing the Protocol, such Protocol shall constitute part of such Research Plan (and part of this Agreement).

5.6.

Principal Investigators and MedImmune Research Project Representative. Humabs’ activities under each Research Project shall be carried out under the direction and supervision of a particular Principal Investigator. All communications between Humabs and MedImmune regarding any particular Research Project shall be coordinated between the relevant MedImmune Research Project Representative and the relevant Principal Investigator.

5.7.	Humabs shall notify MedImmune as soon as practicable if:

5.7.1.	the Principal Investigator terminates his or her employment with Humabs;

5.7.2.	takes an extended leave of absence or otherwise ceases to direct and supervise the relevant Research Project for a sustained period of more than [***]; or

5.7.3.	if Principal Investigator is required to [***] dedicated to work or other activities at Humabs or if the amount of actual time dedicated by Principal Investigator is [***] as at the Commencement Date.

In such case, if requested to do so by MedImmune, Humabs shall attempt to appoint a replacement Principal Investigator subject to the written approval of MedImmune. In the event that a proposed replacement Principal Investigator is not reasonably acceptable to MedImmune and MedImmune and Humabs cannot agree on a substitute Principal Investigator, then MedImmune has the right, at its sole discretion, to immediately terminate the relevant Research Project with no further obligations in respect of funding.

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5.8.

Compliance with the Research Plans. In the event that Humabs fails to comply with its obligations in respect of one or more Research Projects, including but not limited to those obligations set out in clauses 5.1.1, 5.1.2, 5.4 to 5.7, 5.10 to 5.13, 5.15, 5.17, 5.18 and 5.24 MedImmune shall have the right to give notice of such failure to Humabs, and in the event that Humabs fails to remedy such failure within [***], or such other time period as may be determined by the JRC, MedImmune shall have the right to terminate the relevant Research Project

5.9.

In the event of termination of a Research Project pursuant to either clause 5.7, 5.8, 5.16 or 5.20, or in the event of termination of this Agreement pursuant to clause 13.3 by reason of a breach of any provision in this clause 5, the following shall apply:

5.9.1.	all rights of MedImmune under this Agreement, including but not limited to the licences granted pursuant to clauses 2.1 and 6.1, shall continue;

5.9.2.

MedImmune shall no longer be obliged to pay any further funding to Humabs in respect of the relevant Research Project, and the amount of funding attributable to such Research Project shall be calculated on the basis that the funding payable pursuant to clause 5.23 shall be divided up in the manner as follows: [***]; and

5.9.3.	Humabs shall transfer to MedImmune, within [***] of such termination, all Research Project Materials relating to such Research Project.

5.10.	Materials.

5.10.1.	Humabs shall not at any time during the Term or thereafter:

5.10.1.1.	use any MedImmune Materials or Research Project Materials for any purpose other than in accordance with each Research Plan;

5.10.1.2.

except as specified in the relevant Research Plan, transfer or provide access to any MedImmune Materials or Research Project Materials or their compositions, sequences or structural characteristics to any Third Party other than the Principal Investigator and other Humabs Representatives under the direction of the Principal Investigator in the Principal Investigator’s laboratory;

5.10.1.3.	except as specified in the relevant Research Plan, combine the MedImmune Materials or Research Project Materials with any other materials;

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5.10.1.4.	except as specified in the relevant Research Plan, reverse engineer or attempt to derive the sequence, composition or structure of any MedImmune Materials or Research Project Materials;

5.10.1.5.

except as specified in the relevant Research Plan, copy, reproduce, clone, express, derive, transfect, modify, improve, purify, isolate or attempt to do any of the foregoing with respect to any MedImmune Materials or Research Project Materials;

5.10.1.6.	except as specified in the relevant Research Plan, use any MedImmune Materials or Research Project Materials for any clinical purpose including in vivo experiments for human subjects; or

5.10.1.7.	except as specified in the relevant Research Plan use MedImmune Materials or Research Project Materials or any products derived from the foregoing for food purposes.

5.11.

No Subcontracting. Humabs shall not subcontract [***] with any other Person or entity, other than Humabs Representatives, to perform any activities or other obligations of the Research Project without the advance approval of MedImmune. MedImmune shall have the right to sub-contract or delegate any of its obligations, in or under this Agreement or any Research Project without Humabs’ prior written consent. Notwithstanding the terms set out earlier in this clause, and subject to clause 5.12 below, [***].

5.12.

In the event that (i) activities pursuant to one or more Research Plans are conducted on Humabs’ behalf by [***] pursuant to clause 5.11, (ii) the Research Plan specifically permits work under the Research Project to be performed by any other Third Party sub-contractor or any transfer of MedImmune Materials and/or the Research Project Materials to a Third Party (other than the Principal Investigator and other Humabs Representatives under the direction and control of the Principal Investigator in the Principal Investigator’s laboratory); or (iii) [***], Humabs shall:

5.12.1.	be liable for all the acts and omissions of the Third Party(s) as if Humabs had carried out such acts or omitted to do such acts as appropriate;

5.12.2.	procure compliance by such Third Parties with all applicable laws and regulations, including but not limited to applicable export control laws or governmental regulations;

5.12.3.

ensure that the sub-contract with such Third Party requires such Third Party to comply with provisions which are equivalent to and are no less restrictive than the terms contained in clauses 5, 8 and 9 of this Agreement relating to the Research Projects, Warranties and Confidentiality, in its performance of such work under a Research Plan and that such Third Party is obliged to grant such rights in and to all Intellectual Property arising from its work under such sub-contract, and in and to the Research Results, Research Project Materials and in and to any other Materials generated by it under such contract to Humabs to enable Humabs to grant all of the rights and licences pursuant to clauses 2.1 and 6.1 of this Agreement;

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5.12.4.

provide MedImmune with a signed copy of such sub-contract with such Third Party sub-contractor (which copy may be redacted to remove details of any financial contribution by Humabs if so required by Humabs).

5.13.	MedImmune shall [***] provided to MedImmune pursuant to clause 5.12.4 in the event that [***] clauses 5.12.2 and 5.12.3 above.

5.14.	MedImmune acknowledges that in the event that activities pursuant to one or more Research Plans are-conducted on Humabs’-behalf by [***] pursuant to clause 5.11, that [***].

5.15.

Humabs shall indemnify MedImmune for any Liability which is incurred by MedImmune Indemnitees to the extent resulting from or arising out of or in connection with any Third Party Claims against MedImmune, its Affiliates, sublicensees or its or their respective directors, officers or employees that arise or result from:

5.15.1.	any intentional misconduct or gross negligence on the part of a Third Party sub-contractor engaged by Humabs or its Affiliates in performing any activity contemplated by this Agreement

5.15.2.	the breach of any provision of clause 8 of this Agreement by any Third Party sub-contractor engaged by Humabs or its Affiliates; or

5.15.3.	any transfer of materials by Humabs in breach of clause 5.10 above, or otherwise for any breach by Humabs of clause 5.11.

5.16.	MedImmune shall have the right to terminate any one or more Research Projects in the event of a breach by Humabs of clauses 5.10, 5.11 and/or 5.12 above.

5.17.	Research Project Reports and Records.

5.17.1.

Humabs will ensure that MedImmune is kept fully informed of the progress of the Research Project and MedImmune shall have the right to consult with each Principal Investigator and any other Humabs Representative engaged in the Research Project [***]. Humabs shall provide to MedImmune an annual Research Project Report and in addition, MedImmune shall have the right to request other Research Project Reports at intervals of no less than [***], in respect of each Research Project. Humabs shall provide to MedImmune a final Research Project Report within [***] after completion of the relevant Research Project. Humabs shall provide to MedImmune, along with each such Research Project Report, copies of any and all Results generated in the Research Project for the time period reported (to the extent not previously provided) in the form specified in the Research Plan or otherwise reasonably requested by the MedImmune Research Project Representative. MedImmune may comment on each Research Project Report, and Humabs shall make such changes to such Research Project Report as reasonably requested by MedImmune.

5.17.2.

Humabs shall keep and maintain complete and accurate records that fully and properly reflect all work done and results achieved in the performance of the Research Project. Such records shall include [***] in connection with the Research Project, and all information and data required to be maintained pursuant to all requirements of applicable laws, rules and regulations. All such records shall be created and kept in sufficient detail and in good scientific manner appropriate for proving conception and reduction of practice of Inventions and for regulatory purposes, and they shall be maintained by Humabs for [***] or such longer time as required by applicable laws, rules and regulations.

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5.17.3.

MedImmune shall have the right from time to time to arrange for its employees to visit Humabs at its offices and laboratories during normal business hours and, [***], to audit and inspect [***]. Humabs and Principal Investigator shall provide to MedImmune [***], as reasonably requested by MedImmune.

5.18.	Compliance with Laws and Related Regulatory Matters.

5.18.1.

Compliance with Laws. Humabs shall perform the Research Project in strict compliance with all applicable laws, rules and regulations applicable to the Research Project or Research Project Materials, as well as all other laws, rules and regulations specified in the Research Plan. Humabs will perform each Research Project under this Agreement in compliance with the AstraZeneca Code of Conduct which can be found at http://www.medimmune.com/assets/pdfs/NewCode%20oP/020Conduct.pdf. Humabs will require any of its permitted suppliers and subcontractors to comply with all applicable laws and regulations and with the AstraZeneca Code of Conduct.

5.18.2.

Amended Regulatory Requirements. In the event that applicable laws, rules or regulations are amended or revised during the conduct of the Research Project, Humabs, upon consultation with MedImmune, shall use [***] to meet the applicable amended or revised laws, rules or regulations. In the event that compliance with such new laws, rules or regulations requires a modification to a Protocol or other portion of the Research Plan, the Parties shall promptly confer regarding such modification(s).

5.18.3.	Use of Animals in Research Projects. If the Research Plans include services that involve animal research, Humabs shall, before commencement of activities under the Research Project, either:

5.18.3.1.	attain Association for Assessment of Laboratory Animal Care (“AAALAC”) accreditation; or

5.18.3.2.	attain such other accreditation as may be applicable in Switzerland and/or the EU; or

5.18.3.3.	obtain MedImmune’s written approval of such other applicable procedures and standards to be used in connection with the Research Project.

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5.18.4.

Humabs shall use [***] to maintain such accreditation obtained pursuant to clause 5.18.3 (if applicable) for the Term and shall notify MedImmune promptly if Humabs loses such accreditation during the Term, including with such notice an explanation in reasonable detail describing the circumstances surrounding the loss of such accreditation.

5.18.5.

Humabs shall at all times comply with the standards required by such accreditation obtained pursuant to clause 5.18.3 or such other standards approved by MedImmune in writing pursuant to clause 5.18.3, as the case may be, in respect of all activities conducted under each Research Project. Humabs shall comply with all applicable laws, regulations and rules in respect of the care and treatment of laboratory animals.

5.18.6.

Scientific Misconduct. Humabs shall use [***] to assure the integrity of the data generated in connection with the performance of each Research Project. Humabs shall notify MedImmune within [***] of any report of suspected Scientific Misconduct arising in connection with any Research Project. MedImmune may conduct an investigation in accordance with MedImmune procedures for the investigation of any suspected Scientific Misconduct, and Humabs will cooperate with such investigation. Humabs shall provide MedImmune with legible copies of [***] the report of suspected Scientific Misconduct. Humabs shall use [***] to properly address any and all Scientific Misconduct issues and shall consult and notify MedImmune with respect to any and all corrective actions. MedImmune shall notify Humabs of any additional corrective actions required by Humabs relating to suspected Scientific Misconduct and Humabs shall implement such corrective actions at their respective sole cost and expense.

5.18.7.

Regulatory Requests. After the completion of the Research Project, Humabs agrees to provide any information and assistance reasonably requested by MedImmune for any regulatory filing or regulatory compliance activities relating to the Research Project arising from a request for information from a regulatory agency, and if such reasonable assistance exceeds [***], MedImmune shall reimburse Humabs at [***]. Humabs agrees that [***].

5.18.8.

MedImmune Inspections. If MedImmune [***] have not, are not or likely will not be in compliance with or conducted in accordance with all applicable laws and regulations and otherwise in accordance with the terms of this Agreement, then MedImmune may, [***] to Humabs and during normal business hours of Humabs, inspect, observe and review the facilities and procedures of Humabs [***] Research Project being performed. Promptly after any such inspection, observation and/or review, MedImmune shall issue to Humabs a report summarising in reasonable detail any events of non-compliance discovered. Humabs shall use [***] to properly address and shall cure any and all non-compliance issues so reported and shall consult and inform MedImmune in all respects to the actions taken.

5.19.	Second Target selection and Option to extend

5.19.1.

MedImmune shall nominate an Infectious Disease target at its sole discretion, during [***] after Commencement Date (which may be [***] or another target), which, if accepted by Humabs pursuant to clause 5.20, shall be deemed a Second Target; and

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5.19.2.

MedImmune shall have the right, at its sole discretion, at any other time during the Research Term, to notify Humabs of its desire to extend the scope of the Research Project and the licences granted pursuant to clauses 2.1 and 6.1 to one or more additional Infectious Disease targets of interest as an Extra Target.

5.20.	Upon receipt of a notification pursuant to clause 5.19.1 or 5.19.2 above, Humabs shall consider such request in good faith and shall, within a [***] from receipt of the notification, either:

5.20.1.

notify MedImmune of its agreement to work on the nominated Infectious Disease target pursuant to-clause 5.19.1, following which such target shall be known as a Second Target, or extend the scope of the Research Project to such additional Infectious Disease Target pursuant to clause 5.19.2, following which such target shall be known as an “Extra Target”;

5.20.2.

or notify MedImmune of its refusal to either work on a target nominated pursuant to clause 5.19.1 [***], or to extend the Research Project to a target nominated pursuant to clause 5.19.2, and such refusal may only be given in the following circumstances:

5.20.2.1.	where Humabs is, at the date of notification pursuant to clause 5.19. [***] in respect of such target; or

5.20.2.2.

where Humabs is, as at the date of notification (as can be demonstrated by Humabs by reliable and verifiable means), engaged in (or has previously been engaged in) internal research and/or development with respect to such target,

5.20.3.

in the case of a notification pursuant to clause 5.19.2 only, notify JRC that it wishes to put the matter to the JRC to review the proposed additional Infectious Disease target, and the reasons behind the request. Such review by the JRC shall be conducted within [***] of such notification, (and such review shall include a review of any relevant scientific and technical matters relating to the additional Infectious Disease target) and following the review the JRC shall report on its decision to the Parties. In the event that:

5.20.3.1.

the JRC agrees with Humabs’ decision not to undertake work on the proposed Research Project with respect to such proposed additional Infectious Disease Target, MedImmune may in its sole discretion make further notifications regarding other proposed targets pursuant to clause 5.19, and the provisions of this clause 5.20 shall apply to those further notifications.

5.20.3.2.

JRC disagrees with Humabs’ decision not to undertake the proposed Research Project with respect to such proposed additional Infectious Disease Target, or is unable to reach agreement on this matter, the matter shall be resolved by the parties pursuant to the process set out in clause 5.22.4 save that [***]. If, following that process:

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5.20.3.2.1.

it is agreed that Humabs shall not proceed with work on such proposed additional Infectious Disease Target, MedImmune may in its sole discretion make further notifications regarding other proposed targets pursuant to clause 5.20.1 or 5.20.2, and the provisions of this clause 5.21 shall apply to those future notifications;

5.20.3.2.2.

the parties are unable to reach agreement, MedImmune shall have the right to notify Humabs that it will terminate the Flu Research Project and, if applicable, Second Target Research Projects, and will have no further liability for research costs other than in respect of any costs already properly incurred by Humabs prior to the date of such termination.

5.21.

Humabs agrees that, in the event that it has notified MedImmune of either its refusal to work on a target, or of its refusal of an extension, pursuant to clause 5.20.2, MedImmune may make further notifications regarding other proposed targets pursuant to clause 5.19.1 or 5.19.2. The parties agree and acknowledge that the provisions of clause 5.20.3 shall not apply to notifications for a Second Target provided by MedImmune pursuant to clause 5.19.1.

5.22.	Humabs agrees that in the event that it agrees to an Extra Target pursuant to clause 5.20 that:

5.22.1.

following the date of agreement of such Extra Target pursuant to clause 5.20, the provisions contained within this Agreement, which apply to the Second Target and Second Target Products shall equally apply to the Extra Target and any Biologics directed to such Extra Target, which shall include (but not be limited to) the following:

5.22.1.1.	obligations relating to the status report in clause 3;

5.22.1.2.	payment terms in clause 4 (but not the payment terms included in clause 5);

5.22.1.3.	obligations of Humabs in relation to Research Projects in clause 5;

5.22.1.4.	the assignment of rights in clause 6;

5.22.1.5.	the licences granted relating to Background Technology, Patents and other Intellectual Property and Know-how granted in clauses 2.1 and 6.1;

5.22.1.6.	the Patents provisions in clause 7;

5.22.1.7.	the warranties in clause 8.

save that no further payments shall be required pursuant to clause 5.23 other than as may be agreed between the Parties pursuant to clause 5.22.4;

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5.22.2.	the JRC shall agree an amendment to the Research Plans to incorporate the work relating to such Extra Target, in accordance with the provisions of clause 5.2.1.1;

5.22.3.

the JRC shall agree the wording of the technical and scientific definition of the Extra Target to be incorporated in this Agreement, and the Parties shall amend this Agreement in writing in accordance with clause 17.5 to incorporate such definition and any other definitions relating to the Extra Target as required by the JRC;

5.22.4.	in the event that the JRC determines that the funding payable to Humabs pursuant to clause 5.23 below [***]:

5.22.4.1.

will not be required in order to complete the research pursuant to the Research Plans associated with Flu Products or Second Target Products, such funding shall be applied to the Research Plans in respect of the Extra Target; or

5.22.4.2.

will be required in order to complete the research pursuant to the Research Plans associated with Flu Products or Second Target Products, the JRC will agree what additional funding may be required for the Research Project in respect of the Extra Target, and such funding shall be payable by MedImmune to Humabs, provided that MedImmune agrees to the amount of such additional funding.

5.23.	Research Funding

5.23.1.	MedImmune shall make the following research and development funding payments to Humabs:

5.23.1.1.

subject to agreement by the Parties of the Second Target in accordance with clause 2.8, [***] of the Research Term, and [***] of the Research Term, save that the amount of funding for the [***] subject to the provisions of clauses 5.23.2 to 5.23.4 below;

5.23.1.2.

in the absence of agreement by the Parties of the Second Target in accordance with clause 2.8, [***] of the Research Term, save that the amount of funding for the [***] subject to the provisions of clauses 5.23.2 to 5.23.4 below.

5.23.2.

In the event that Humabs wishes to request an increase to funding for the [***] pursuant to clause 5.23.1.1, or for the [***] pursuant to clause 5.23.1.2 above, Humabs shall agree to engage [***] to the Research Projects and Humabs shall supply to MedImmune, no later than [***] prior to the end of the [***], a notice stating:

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5.23.2.1.	in reasonable detail the grounds and reasons for the requirement of Humabs for additional funding and the amount of additional funding requested; and

5.23.2.2.	the amount of [***] that Humabs shall commit to the Research Projects in the event that MedImmune agrees to the additional funding.

5.23.3.

MedImmune shall have a period of [***] within which to consider a request made by Humabs pursuant to clause 5.23.2 above, and MedImmune shall have the right to determine [***] whether or not such request is accepted by MedImmune, and whether or not it agrees to the [***] and, in the event that MedImmune agrees to the request, it shall notify Humabs in writing.

5.23.4.

If there is a disagreement between the Parties as to the amount of additional funding required, or the [***] required to be engaged on the Research Project, the JRC shall meet following the expiry of the expiry of the [***] set out in clause 5.23.3 above to agree the amount of additional funding and the [***] to be engaged in the Research Project.

5.23.5.	MedImmune shall pay such amounts as agreed between the parties by way of research and development funding in advance in [***], upon receipt of invoices from Humabs.

5.24.	Humabs acknowledges and agrees that it shall commit, as a minimum, the following [***] to the Research Projects for each year of the Research Term:

5.24.1.	[***]; and

5.24.2.	if applicable, [***] pursuant to clause 5.23.3 or clause 5.23.4.

6.	Research Program results and Intellectual Property

6.1.1.	Humabs hereby assigns to MedImmune all Humabs’ rights, title and interest in and to the:

6.1.1.1.	Know-how generated by or on behalf of Humabs during the performance of the Research Projects; and

6.1.1.2.	the Research Project Materials,

that are [***] one or more of the following:

6.1.1.3.	the [***] Antibody, other Flu Products, Second Target Products, Biologics directed to Extra Target;

6.1.1.4.	Flu A Target, Flu B Target, Flu Other Target, Second Target and Extra Target (where applicable); and/or

6.1.1.5.	the tangible materials comprising the [***] Antibody, other Flu Products, Second Target Products and/or Biologics directed to Extra Target.

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6.1.2.

Humabs shall grant to MedImmune an exclusive licence (even as to Humabs and Humabs’ Affiliates) with the right to sublicense through multiple tiers, in respect to all Intellectual Property generated by Humabs (or on its behalf) during the Research Projects:

6.1.2.1.	that is directly related to the [***] Antibody, other Flu Products, Second Target Products, Biologics directed to Extra Target (where applicable);

6.1.2.2.	that is directly related to Flu A Target, Flu B Target, Flu Other Target, Second Target, Extra Target (where applicable); and

6.1.2.3.	that covers the tangible materials comprising the [***] Antibody, other flu Products, Second Target Products, and/or-Biologics directed to Extra Target,

to research, have researched, develop, have developed, make, have made, use, have used, sell, have sold, offer to sell and/or import Flu Licensed Products, Second Target Licensed Products and/or Biologics directed to any Extra Target in the Field and Diagnostic Field in the Territory.

6.1.3.

Humabs grants to MedImmune a non-exclusive licence with the right to sublicense through multiple tiers to any other Intellectual Property owned by or in the control of Humabs and generated pursuant to the Research Projects which is necessary or useful to enable MedImmune to research, develop, have developed, make, have made, use, have used, sell, have sold, offer to sell and/or import Flu Licensed Products, Second Target Licensed Products or any Biologics directed to an Extra Target (if applicable) in the Field and Diagnostic Field in the Territory.

6.2.

MedImmune shall retain all Intellectual Property and any other rights in and to the MedImmune Materials, and Humabs hereby assigns to MedImmune all rights, title and interest in and to the any Improvements to MedImmune Materials created, developed and/or generated by or on behalf of Humabs pursuant to the Research Plans, and in and to any Intellectual Property relating to the same.

6.3.

Subject to clause 6.1 above, any Improvement to either Party’s Patents or Background Technology that is generated or developed either during the performance of any Research Project, or any time thereafter, regardless of whether such Improvement is generated by a Party (or on its behalf by its Representatives) shall be owned absolutely by such Party generating the same, or on whose behalf the same was generated. In addition, all rights, title and interest in any Intellectual Property related to any Modifications of Research Project Materials shall be owned by the Party who generates the Modifications, or on whose behalf such Modifications are generated.

6.4.

Humabs represents and warrants that any Humabs Representative conducting any activities in connection with any Research Project has entered into an agreement with Humabs that requires the assignment of Intellectual Property to Humabs sufficient for Humabs to comply with the terms of this Agreement.

6.5.	Except as expressly stated herein, no licence, express or implied, by estoppel or otherwise, is granted by either Party to any Intellectual Property owned by or licensed to such Party.

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6.6.

Humabs agrees, at its own expense, to prepare and execute, or procure the preparation and execution of, all documents and the doing of all such things as may be necessary or desirable to give MedImmune the full benefit of this clause 6.

7.	Infringement and Patent Protection

7.1.

MedImmune shall have the right to file, prosecute, maintain and enforce any Patents connected with the Intellectual Property assigned or exclusively licensed to MedImmune by Humabs pursuant to clause 6. and Humabs shall, at MedImmune’s expense and request, procure the preparation and execution of all such documents and the doing of all such things as may be necessary or desirable to give MedImmune the full benefit of this clause 7.1.

7.2.	Humabs shall notify MedImmune [***] the discovery or generation of any Inventions and agrees to provide any information, data and documents associated with such Inventions.

7.3.	Each Party must give the other prompt written notice if it becomes aware of a Third Party:

7.3.1.	infringing or threatening to infringe the Licensed Patents;

7.3.2.	challenging the validity of the Licensed Patents;

7.3.3.	using or disclosing, or threatening to use or disclose Licensed Know-how or Confidential Information relating to the Licensed Products or Royalty Bearing Products; or

7.3.4.	taking action or threatening to take action on the basis that the Licensed Products, a product incorporating or made using the Licensed Products infringes the rights of a Third Party.

7.4.

MedImmune shall have the right to prepare, file, prosecute, maintain and enforce the Licensed Patents (“Prosecution”) at the sole cost and expense of MedImmune and using counsel, attorneys or similar advisors of MedImmune’s choosing. MedImmune shall consult with Humabs with respect to Prosecution and shall provide copies of all correspondence received from the relevant patent offices to Humabs. MedImmune shall reasonably consider any comments made by Humabs provided such comments are made within a [***] from such consultation by MedImmune, or receipt of such correspondence. MedImmune shall consider such comments in good faith [***]. In addition, Humabs shall cooperate with MedImmune with respect to such Prosecution. Such cooperation may include prompt production of pertinent facts and documents, giving testimony, execution of petitions, oaths, specifications, declarations or other papers, and other assistance to the extent [***] for filing, prosecuting, maintaining, defending or enforcing any Licensed Patents.

7.5.

After deduction of MedImmune’s costs and expenses incurred in connection with an infringement action relating to the Licensed Patents under clause 7.4 any proceeds that may result from a successful Prosecution of such infringement shall be owned as follows:

7.5.1.	any remaining amounts, after reimbursement of the amounts described above, that are [***];

7.5.2.	and [***].

7.6.

MedImmune shall not cease to file, prosecute, maintain or enforce any Licensed Patent without first notifying Humabs, (and in the case of a decision to abandon any Patents, MedImmune shall notify Humabs by no later than [***] prior to any relevant filing deadline) in order to permit Humabs to so file, prosecute, maintain or enforce such Licensed Patent, whereupon such Licensed Patent shall cease to be subject to the licence granted to MedImmune In the event that Humabs takes a decision to file, prosecute, maintain or enforce any Licensed Patent in accordance with this clause, [***].

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7.7.

For the avoidance of doubt, MedImmune and any MedImmune Sublicensees will have the right to conduct any proceedings relating to its Licensed Products including any proceedings relating to product liability.

8.	Warranties

8.1.

The Parties represent and warrant that as of the Commencement Date, this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms; the execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, by which it is bound, nor to its knowledge as of the Commencement Date violate any laws; and the person or persons executing this Agreement on such Party’s behalf have been duly authorized to do so by all requisite corporate action.

8.2.	Humabs represents and warrants to MedImmune that:

8.2.1.

Humabs is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, and it has full corporate power and authority and has taken all corporate action necessary to enter into and perform this Agreement. In the case where Humabs is wholly owned by another Person such Person shall, at the request of MedImmune, provide a parent company guarantee in respect of Humabs’ obligations set out under this Agreement.

8.2.2.

Humabs has been granted an exclusive licence from [***] in respect of the Licensed Patents and Licensed Know How and has the full legal right and power to enter into the obligations and grant the rights and licenses set forth in this Agreement.

8.2.3.	Humabs has provided to MedImmune copies of all licence agreements relating to the Licensed Patents and Licensed Know-how.

8.2.4.	none of the work undertaken by Principal Investigator pursuant to any Research Plan under this Agreement shall be deemed to be either:

8.2.4.1.	[***]; and/or

8.2.4.2.	[***] set out in the aforesaid clause,

and [***] shall not have any Intellectual Property or any other rights in any of the results of research performed during the Research Projects and pursuant to the Research Plans (including but not limited to the Research Results or Research Program Materials),

8.2.5.

neither the execution, delivery and performance of this Agreement, nor the grant of licences pursuant to this Agreement, conflicts and will not conflict with or result in breach any term, condition, obligation or restriction of any other agreement of Humabs with any Third Party.

8.2.6.

Humabs has not undertaken, and Humabs has not caused to be undertaken by any Affiliate or any Third Party, any act or omission, and nor has Humabs nor any of its Affiliates entered into any agreement, which would result in a restriction of any rights granted to MedImmune pursuant to this Agreement.

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8.2.7.

none of the Licensed Know-how, Licensed Patents, the Research Project Materials or any other Materials provided by Humabs contain or are derived from any Intellectual Property or Materials of any Third Party that would require MedImmune to acquire a licence or otherwise pay a Third Party for the exploitation thereof in accordance with the terms of this Agreement.

8.2.8.

that Humabs has obtained and shall obtain all necessary consents from relevant patient subjects in respect of the human biological samples from which the [***] Antibody, any other Materials forming part of the Licensed Know-how, and Research Project Materials have been obtained, and that none of the aforesaid patient subjects retains any rights (whether intellectual property rights or otherwise) in or to the [***] Antibody, other Materials forming part of the Licensed Know-how or Research Project Materials.

8.2.9.

Humabs is providing a licence to all Patents, Materials and Know-how necessary for MedImmune to perform and operate under this Agreement. If Humabs has excluded any Patents from the Licensed Patents such omission shall be considered a breach of this representation and warranty unless Humabs does or procures the doing of all such things to grant a licence to MedImmune as if such Patents had originally been granted under this Agreement. Where Patents owned by or licensed to Humabs have been omitted from the list of Licensed Patents set out in Schedule 1, such Patents shall be deemed to be included in the definition of Licensed Patents.

8.2.10.

Humabs shall use commercially reasonable efforts to ensure that in undertaking work pursuant to Research Plans for the Research Projects hereunder it does not employ any Third Party Intellectual Property in a way which will in any way restrict or block MedImmune’s right to exploit the Research Project Materials or Research Results or require MedImmune to obtain Third Party licenses to do so.

8.2.11.

that neither Humabs nor its Affiliates have granted rights to any Third Party under the Licensed Know-How and/or Licensed Patents that would restrict the rights granted to MedImmune and/or be inconsistent with the rights granted to MedImmune under this Agreement and Humabs and its Affiliates will not grant any such rights during the Term.

8.2.12.

Neither Humabs nor its Affiliates have granted rights to any Third Party, under the Flu Background IP and/or Second Target Background IP that conflict with the rights granted to MedImmune pursuant to clause 2.1.

8.2.13.

neither Humabs nor any of its Representatives have received any written notice or other communication from a Third Party alleging that Humabs’ practice of the Licensed Patents infringes the rights of such Third Party.

8.2.14.

neither Humabs nor any researcher engaged by it, in any capacity, in the Research Project has been debarred or is subject to debarment or has otherwise been disqualified or suspended from performing scientific or clinical investigations or otherwise subjected to any restrictions or sanctions by the FDA or any other governmental or regulatory authority or professional body applicable in the jurisdiction in which Humabs is based, with respect to the performance of scientific or clinical investigations.

8.2.15.

that Humabs is able to, and shall, obtain all necessary rights, title and interest in and to all Know-how, Intellectual Property and Research Project Materials developed, generated or created by [***] (or any other permitted Third Party sub-contractor and the remaining provisions shall apply equally to any other Third Party sub-contractor

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if applicable) pursuant to any sub-contract agreement entered into with [***] pursuant to clause 5.11. Humabs shall in addition, following the Commencement Date, supply a copy of this Agreement to [***], and shall promptly execute (and procure the execution by [***] of) a letter from [***] addressed to Humabs confirming that [***] has read and understood the terms of this Agreement insofar as they are applicable to the performance of the Research Projects, and that in the event of any conflict between the aforesaid sub-contract and this Agreement, that the terms of this Agreement shall prevail. Humabs shall supply a copy of such letter agreement [***] after the Commencement Date.

8.2.16.

that all registrations and filings necessary to preserve the rights of Humabs in and to the Licensed Patents have been made and are in good standing and Humabs has not done or omitted to do anything which may cause the Licensed Patents to lapse prematurely or be the subject of a compulsory licence.

8.2.17.	that all known references that are material to the Licensed Patents and which are known to Humabs have been made of record at the US Patent and Trade Mark Office.

8.2.18.	that none of the Licensed Patents nor any of Flu Background IP or Second Target Background IP are the subject of any actual or potential disputes relating to inventorship.

9.	Confidentiality

9.1.

Marking. The Disclosing Party shall use reasonable efforts to mark all of its Confidential Information that is disclosed in writing or other tangible media to the Receiving Party as “[Disclosing Party] Proprietary,” “[Disclosing Party] Confidential” or with an equivalent legend that indicates it is the information of the Disclosing Party (but not just marked “Confidential” or “Proprietary” without an indication as being that of the Disclosing Party) at the time of disclosure or, if disclosed orally or visually but not in tangible media, identified as such in a written summary of the Confidential Information disclosed within [***] after disclosure. Physical samples of biological or chemical materials or devices need not be so marked if such marking is impractical or impossible, it being understood that the absence of

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such marking on a physical sample does not affect the confidential nature of such sample under this Agreement. Notwithstanding the foregoing, the Receiving Party shall treat the Confidential Information of the Disclosing Party as such regardless of whether the Disclosing Party has marked the Confidential Information in accordance with the foregoing.

9.2.

Restrictions on Use and Disclosure. The Receiving Party agrees that during the Term and for [***], it shall maintain the Disclosing Party’s Confidential Information in strict secrecy and confidence, and shall not disclose any of the Disclosing Party’s Confidential Information to a Third Party, other than the Receiving Party’s Affiliates, nor use it for any purpose other than as necessary in connection with this Agreement, without the express written consent of the Disclosing Party. For the avoidance of doubt, nothing in this clause 9 shall preclude Medimmune from using and/or disclosing Confidential Information of Humabs to the extent necessary or useful for MedImmune to exercise the rights granted herein. Each Receiving Party agrees to use the same degree of care to any unauthorised access, disclosure or publication of the Confidential Information of the Disclosing Party as the Receiving Party uses to protect its own Confidential Information of like nature but in no event less than a reasonable degree of care. Such care shall include appropriate technical, physical and procedural controls to protect such information against destruction, loss, unauthorised disclosure to Third Parties or unauthorised access by employees or agents of Receiving Party or Third Parties, whether by accident or otherwise.

9.3.

Permitted disclosures. The Receiving Party shall only disclose the Confidential Information of the Disclosing Party to those Representatives, consultants advisors and/or permitted sub-contractors who have a specific need to use such Confidential Information in connection with this Agreement

9.4.

Not Confidential Information. Notwithstanding anything to the contrary in this Agreement, Confidential Information does not include, and Receiving Party has no obligation under this clause 9 with respect to, any information for which the Receiving Party can prove that:

9.4.1.

it is lawfully and properly known by the Receiving Party at the time of its receipt, and not through a prior disclosure by the Disclosing Party, such prior knowledge being evidenced by corroborated written documentation of the same;

9.4.2.	it is at the time of disclosure or thereafter becomes published or otherwise part of the public domain without breach of this Agreement by the Receiving Party;

9.4.3.	it is subsequently disclosed to the Receiving Party by a Third Party who is not under an obligation to the to maintain the confidentiality of the information; or

9.4.4.	it is developed by the Receiving Party independently of any Confidential Information of the other Party, such independent development being evidenced by corroborated written documentation of the same.

9.5.

Partial Disclosures; Combinations. Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of a Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of such Receiving Party. Further, any combination of individual elements of Confidential Information shall be considered Confidential Information and shall not be considered in the public domain or in the possession of a Receiving Party merely because one or more individual elements of such combination are in the public domain or in the possession of such Receiving Party; rather such combination shall only be considered in the public domain or in the possession of a Receiving Party if the combination of each of the individual elements of the combination is in the public domain or in the possession of the Receiving Party.

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9.6.

Disclosure Required by Court Order. In the event that the Receiving Party or any of its Representatives is required by order of a court or other dispute resolution authority to disclose any of the Confidential Information, the Receiving Party shall promptly inform the Disclosing Party of such requirement in writing so that the Disclosing Party may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Agreement. The Receiving Party shall fully cooperate with Disclosing Party in connection with the Disclosing Party’s efforts to obtain any such order or other remedy. In the event that no such protective order or other remedy is obtained, or the Disclosing Party waives compliance with the terms of this Agreement, then, notwithstanding clause 9.2, the Receiving Party may: (a) furnish only that portion of the Confidential Information which the Receiving Party is advised by counsel is legally required; and (b) exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to the Confidential Information so disclosed.

9.7.	Other Permitted Disclosures. Notwithstanding clause 9.2:

9.7.1.

A Receiving Party may disclose Confidential Information of the other Party as required by any applicable law or regulation to the limited extent such Receiving Party’s counsel advises that disclosure is required for compliance therewith, provided that the Receiving Party promptly informs the Disclosing Party of such legal requirement and furnishes only that portion of the Confidential Information which is legally required.

9.7.2.

A Receiving Party may, on receipt of consent of the Disclosing Party, disclose the existence and terms of this Agreement and the Confidential Information of the Disclosing Party to its attorneys and advisors and to potential acquirers in connection with a potential consolidation, acquisition, merger or similar transaction and to existing and potential investors or lenders of the Receiving Party, as a part of their due diligence investigations, and/or to potential licensees and/or to potential collaborators and/or to permitted assignees, in each case under a written agreement to keep the terms of this Agreement confidential and to use the Confidential Information solely for the purpose permitted pursuant to this clause.

9.8.

Ownership; Return/Destruction. All Confidential Information delivered to the Receiving Party by the Disclosing Party under this Agreement is and shall remain the sole and exclusive property of the Disclosing Party. Upon written request of the Disclosing Party at any time during the Term or [***], the Receiving Party shall, at its own cost and expense, promptly: (a) destroy all Confidential Information and copies of the foregoing or any portion thereof; in whatever form or medium stored and (b) either destroy or redact all Confidential Information of the Disclosing Party from all other documents, samples, summaries, extracts, records or other materials that contain any of the Confidential Information of the Disclosing Party, in whatever form or medium stored; provided, however, that Receiving Party may retain one copy of the foregoing Confidential Information in secured storage for record-keeping purposes. Neither the Receiving Party nor any of its Representatives shall be required to delete or destroy any electronic back-up tapes or other electronic back-up files that have been created solely by their automatic or routine archiving and back-up procedures, to the extent created and retained in a manner consistent with its or their standard archiving and backup procedures.

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9.9.

Humabs shall not [***] make publications (whether oral, in writing, as abstracts, slides, posters or other presentation material) regarding this Agreement, nor publish or present any Confidential Information (whether oral, in writing, as abstracts, slides, posters or other presentation material) relating to Licensed Products or MedImmune Results unless in receipt of MedImmune’s prior written consent, which shall not be unreasonably withheld or delayed, provided that Humabs shall provide MedImmune with drafts of, or information concerning, any such proposed publication not [***] prior to the proposed date of any publication.

9.10.

MedImmune shall have [***] to review such draft or information supplied pursuant to clause 9.9 above and shall be entitled to require at the end of such [***] that (i) Humabs either delay any publication by [***] and/or (ii) Humabs make such [***]. At the end of the [***] or any other period of delay requested by MedImmune, Humabs shall be entitled to make such publication [***].

9.11.

Press release and Use of Name. Neither Party shall mention or otherwise use the name, insignia, symbol, trademark, trade name or logotype of the other Party or its Affiliates in any publication, press release, promotional material or other form of publicity without the prior written consent of the other Party.

9.12.

Neither Party shall issue any press release or make any other public announcement or statement concerning this Agreement or the negotiations relating to it, or the transactions covered by it, without the prior written approval of the other Party, and no press release shall be made following execution of this Agreement without the prior written approval of MedImmune of the content of such press release.

10.	Diligence

10.1.

In the event that MedImmune nominates any one or more Biologics as a Second Target Product or Flu Product (or any other Biologic which directed to any agreed Extra Targets agreed pursuant to clause 5.20) pursuant to clause 5.1.4, following the expiry of the Evaluation Period, MedImmune shall use its Commercially Reasonable Efforts to develop at least one Flu Licensed Product and at least one Second Target Licensed Product during the period of this Agreement. For the purposes of this Agreement, “Commercially Reasonable Efforts” shall mean efforts which are [***]. Notwithstanding the foregoing, and for the avoidance of doubt, MedImmune shall not be required by this clause 10 or otherwise [***].

10.2.

If in [***], MedImmune or its Affiliates and/or any other MedImmune Sublicensee, and/or any other Person performing work for or on behalf of or pursuant to an agreement with MedImmune or its Affiliates and/or a Sublicensee alone or together, [***].

10.3.

If, in [***], MedImmune and/or its Affiliates and/or sublicensees, and/or a Person performing work for or on behalf of or pursuant to an agreement with MedImmune and/or its Affiliates and/or sublicensees alone or together [***].

11.	Taxes

11.1.

Witholding Taxes. The amounts payable by one Party (the “Payer”) to another Party (the “Payee”) pursuant to this Agreement (“Payments”) shall not be reduced on account of any taxes unless required by applicable law. The Payee alone shall be responsible for paying any and all taxes (other than withholding taxes required by applicable law to be paid by the Payer) levied on account of or measured in whole or in part by reference to, any Payments it receives. The Payer shall deduct or withhold from the Payments any taxes that it is required by applicable law to deduct or withhold. Notwithstanding the foregoing, if the Payee is entitled under any applicable tax treaty to a reduction of rate of or the elimination of, or recovery of, applicable withholding tax, it may deliver to the Payer or the appropriate governmental authority (with the assistance of the Payer to the extent that this is reasonably required and is

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expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve the Payer of its obligation to withhold tax, and the Payer shall apply the reduced rate of withholding, or dispense with withholding, as the case may be, provided that the Payer has received evidence, in a form reasonably satisfactory to the Payer, of the Payee’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) [***] prior to the time that the Payments are due. If, in accordance with the foregoing, the Payer withholds any amount, it shall pay to the Payee the balance when due, make timely payment to the proper taxing authority of the withheld amount, and send to the Payee proof of such payment [***] following that payment

11.2.

Indirect Taxes. Notwithstanding anything contained in clause 11.1, this clause 11.2 shall apply with respect to Indirect Taxes. All Payments are exclusive of Indirect Taxes. If any Indirect Taxes are chargeable in respect of any Payments, the Payer shall pay such Indirect Taxes at the applicable rate in respect of any such Payments following the receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by the Recipient in respect of those Payments. The Parties shall issue invoices for all amounts payable under this Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement purposes.

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11.3.	Each Party shall be responsible for taxes based on, imposed on or calculated by reference to any employees employed by that Party.

12.	Liability

12.1.

THE PARTIES RECOGNISE THAT EACH RESEARCH PROJECT INVOLVES EXPLORATORY RESEARCH AND UNKNOWN RISKS. ACCORDINGLY, EXCEPT AS OTHERWISE SPECIFIED IN THIS AGREEMENT, EACH PARTY DISCLAIMS ALL SUCH OTHER WARRANTIES IN CONNECTION THEREWITH, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE.

12.2.

LIMITATION OF LIABILITY. EXCEPT WITH RESPECT TO ANY PAYMENTS BY AN INDEMNIFYING PARTY OR FOR BREACHES OF CLAUSE 8 OR MISUSE OR VIOLATION OF ANOTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, NO PARTY OR ANY OF ITS AFFILIATES SHALL BE LIABLE WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), BREACH OF STATUTORY DUTY, RESTITUTION OR OTHERWISE) FOR ANY OF THE FOLLOWING TYPES OF LOSSES (WHETHER THOSE LOSSES ARISE DIRECTLY IN THE NORMAL COURSE OF BUSINESS OR OTHERWISE): (A) PURE ECONOMIC LOSS, LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF REVENUE, LOSS OF CONTRACT, LOSS OR DEPLETION OF GOODWILL AND/OR BUSINESS OPPORTUNITY, LOSS OF ANTICIPATED EARNINGS OR SAVINGS OR LIKE LOSS; OR (B) LOSS OF USE OR VALUE OF ANY DATA OR SOFTWARE; OR (C) WASTED MANAGEMENT, OPERATIONAL OR OTHER TIME; OR (D) ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES, WHETHER OR NOT THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH TYPES OF DAMAGES.

12.3.

[Indemnification of Humabs. In addition to any other remedy available to Humabs, MedImune shall indemnify, defend and hold harmless Humabs, its Affiliates and its and their respective directors, officers and employees (“Humabs Indemnitees”) in full and on demand, from and against any and all Liabilities incurred by them to the extent resulting from or arising out of or in connection with any claims made or suits brought by a Third Party (collectively, “Third Party Claims”) against Humabs, its Affiliates or its or their respective directors, officers or employees that arise or result from any intentional misconduct or gross negligence on the part of MedImmune or its Affiliates in performing any activity contemplated by this Agreement, except (a) for any Liability for which Humabs has an obligation to Indemnify MedImmune and its Affiliates pursuant to clause 12.4, as to which Liability each Party shall indemnify the other to the extent of their respective liability for such Liability and (b) to the extent such Losses arise as a result of the negligence, fraud, wilful misconduct or wrongful act or breach of this Agreement of the Indemnified Party, its Affiliates or its or their respective officers, directors, partners, shareholders, employees or agents.

12.4.

Indemnification of MedImmune. In addition to any other remedy available to MedImmune, Humabs shall indemnify, defend and hold harmless MedImmune, its Affiliates, Sublicensees and its and their respective directors, officers and employees (“MedImmune Indemnitees”) in full and on demand:

12.4.1.

from and against any and all Liabilities incurred by MedImmune Indemnitees to the extent resulting from or arising out of or in connection with any Third Party Claims against MedImmune, its Affiliates, sublicensees or its or their respective directors,

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officers or employees that arise or result from any intentional misconduct or gross negligence on the part of Humabs or its Affiliates in performing any activity contemplated by this Agreement, or the breach of any provision of clause 8 of this Agreement by Humabs or its Affiliates, except for any Liability for which MedImmune has an obligation to Indemnify Humabs and its Affiliates pursuant to clause 12.3, as to which Liability each Party shall indemnify the other to the extent of their respective liability for such Liability.

12.4.2.

from and against any and all Liabilities incurred by MedImmune Indemnitees, resulting from or arising out of or in connection with payments or other consideration being made by MedImmune, its Affiliates, sublicensees or its or their respective directors, officers or employees to any Third Party because Humabs is prevented by contract from, or is otherwise unable to grant any one or more of the rights and licences to be granted by Humabs pursuant to clauses 2.1 and/or 6.1.

12.5.

Indemnification Procedure. Should the Indemnified Party intend to claim indemnification pursuant to this Agreement from the Indemnifying Party the Indemnified Party shall promptly notify the Indemnifying Party in writing of any Liabilities in respect of which the Indemnified Party intends to claim such indemnification and the Indemnifying Party shall be entitled, but not obligated, to assume the defence of any Third Party Claim thereof with counsel selected by it. The Indemnified Party, including its Affiliates, directors, officers and employees, shall co-operate fully, at the Indemnifying Party’s expense, with the Indemnifying Party and its legal representatives in the investigation and defence of any Third Party Claim covered by this indemnification. The indemnification shall not apply to amounts paid in settlement of any Third Party Claim if such settlement is effected without the consent of the Indemnifying Party which consent will not be unreasonably withheld.

12.6.

Humabs, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain comprehensive or commercial general liability insurance (contractual liability included) with limits of at least: [***]; provided, however, that the coverage and limits referred to above shall not in any way limit the liability of Humabs. Upon MedImmune’s request, Humabs shall furnish MedImmune with certificates of insurance showing compliance with the foregoing. Such certificates shall, to the extent commercially reasonably available: [***].

12.7.

The policies of insurance referred to in clause 12.6 above shall (a) be provided by insurance carrier(s) [***], (b) be [***] basis, and (c) [***]. Such policies shall remain in effect throughout the Term and shall not be cancelled or subject to a reduction of coverage without [***]. Should Humabs at any time or for any reason fail to obtain the insurance required herein, or should such insurance be cancelled or the above limits reduced, [***].

13.	Term and Termination

13.1.	This Agreement shall commence on the Commencement Date and shall last until the date upon which no further payments are due to Humabs under clause 4 of this Agreement (“Term”).

13.2.

MedImmune shall have the right to terminate without cause this entire Agreement, or any of the licences granted pursuant to this Agreement on a product by product, licence by licence or country by country basis, upon giving ninety (90) days’ written notice to Humabs.

13.3.

Either Party may terminate this Agreement upon material breach by the other Party of the terms or conditions of this Agreement, which breach cannot be, or is not cured within sixty (60) days after written notice by the non-breaching Party regarding such breach. [***].

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13.4.

Either Party may terminate this Agreement upon the other Party becoming insolvent or bankrupt or making an assignment for the benefit of its creditors, upon appointment of a trustee or receiver for the other Party of all or substantially all of its property, or upon the filing of a voluntary or involuntary petition by or against the other Party under any bankruptcy or insolvency law in England, the US, or any similar law in any other jurisdiction.

13.5.

In the event that Humabs is subject to a Change of Control which results in Controls passing to any Person which is, in MedImmune’s reasonable opinion, an actual or potential competitor of MedImmune (“Competitor Affiliate”):

13.5.1.	this Agreement shall continue in force;

13.5.2.	Humabs agrees that it shall not disclose any part of Confidential Information of MedImmune to such Competitor Affiliate; and ,

13.5.3.	[***].

14.	Consequences of Termination

14.1.	Upon termination of this Agreement for any reason whatsoever:

14.1.1.	the relationship of the Parties hereunder shall cease save as (and to the extent) expressly provided for in this clause 14;

14.1.2.

any sublicenses granted by MedImmune in accordance with the terms of this Agreement will continue in force provided that such sublicensees are not in breach of the relevant sublicense and that each sublicensee agrees to enter into a direct agreement with Humabs upon the terms of this Agreement;

14.1.3.

except in the case of termination by MedImmune pursuant to clause 13.3, MedImmune shall return or procure to be returned to Humabs at such place as it directs and at the expense of MedImmune (or if Humabs so requires by notice to MedImmune in writing, destroy) all Licensed Know-how together with all copies of such Licensed Know-how in its possession or under its control;

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14.1.4.

Humabs shall return to MedImmune all MedImmune Materials within its possession or control, or procure the return of MedImmune Materials from any Third Parties who have received such MedImmune Materials pursuant to a sub-contract pursuant to clause 5.11 or 5.12.

14.1.5.

Termination of this Agreement shall not in any way prejudice or affect the operation of any of the provisions of this Agreement which contemplate or are capable of operation after termination and accordingly all such provisions shall continue in full force and effect after termination.

14.1.6.

Expiry or termination of this Agreement shall not affect the rights and obligations of the Parties accrued prior to such expiry or termination including any accrued obligation for MedImmune to make any payments under clause 4.

14.1.7.

Notwithstanding anything herein to the contrary, in the event of termination but not expiration of this Agreement, at the option of MedImmune, [***] after termination, MedImmune shall have the right to use or sell, but not manufacture, Licensed Products in existence on the date of such termination and to complete Licensed Products in the process of manufacture at the time of such termination and use or sell the same as if licensed under this Agreement, provided that MedImmune shall submit the applicable royalty report, along with the royalty payments required by this Agreement and any applicable milestone payments.

14.2.

Subject to clause 14.3, if this Agreement is terminated by MedImmune pursuant to clause 13.3 all licenses and other rights granted by Humabs to MedImmune under this Agreement shall continue provided, however, that Humabs will compensate any and all Liabilities incurred by MedImmune by reason of the Humabs’ breach giving rise to MedImmune’s right to terminate by either of the following, as agreed between the Parties: [***].

14.3.	If this Agreement is terminated by MedImmune pursuant to clause 13.3 during the Research Term, the provisions of clause 14.2 above and also clauses 5.9.1 to 5.9.3 shall apply.

14.4.

In the event that this Agreement is terminated in its entirety by MedImmune pursuant to clause 13.2 above, the rights licensed by Humabs to MedImmune hereunder shall terminate, any licence agreed pursuant to clause 2.3 shall terminate and MedImmune shall, if requested by Humabs within a [***] from the date such termination takes effect, enter into good faith negotiations with Humabs for the grant of a licence on reasonable commercial terms to MedImmune’s interest in the Results and Research Project Materials generated by Humabs or Humabs Affiliates pursuant to the Research Project and the Research Plans, save that nothing in this clause 14.4 shall oblige MedImmune to enter into any such licence agreement.

14.5.

Survival on termination. The expiration or earlier termination of this Agreement shall not relieve the Parties from performing any obligations accrued prior to the date this Agreement expires or terminates. Each Party’s obligations under clauses 2.4, 5.10, 5.15, 5.18.7, 6, 7, 8, 9, 12, this clause 14, and clauses 15 and 17.6 shall survive the expiration or termination of this Agreement.

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15.	Dispute Resolution

15.1.

Subject to clause 15.5 below, in the case of any dispute between the Parties other than in relation to any decision making to be performed by JRC pursuant to clause 5. in which case that clause shall apply, any matters in dispute shall be first referred to the [***] of MedImmune and the [***] of Humabs (collectively, the “Executives”), and the Parties shall attempt to resolve it in good faith through their Executives within [***]. Any final decision mutually agreed to by the said Executives of the Parties shall be in writing and shall be conclusive and binding on the Parties. All discussions under this clause 15 shall be confidential and shall be treated as settlement negotiations for purposes of applicable rules of evidence.

15.2.

If the Executives are unable to resolve the dispute within the period specified in clause 15.1, then the Parties may agree to submit the dispute to mediation, provided such agreement is reached within [***] following the end of the period specified in clause 15.1. If the Parties are not able to agree to a mediator within a [***] of such time period, the Parties agree that a mediator shall be selected by and then appointed by [***].

15.3.	In respect of any mediation, the following shall apply:

15.3.1.	any mediator selected in accordance with clause 15.2 must be acceptable to both Parties and may not testify for either Party in any later proceeding relating to the dispute;

15.3.2.	no formal recording or transcript shall be made of the mediation proceeding; and 15.33. each Party shall bear its own costs.

15.4.	If the Parties are unable to resolve the dispute in accordance with this clause 15, either Party may initiate litigation.

15.5.	Nothing in this clause shall operate to prevent any Party from seeking urgent interlocutory relief to protect its rights.

16.	Anti-bribery and Anti-corruption

16.1.	Humabs represents and warrants to MedImmune that:

16.1.1.

none of the officers or directors of Humabs or any of its Affiliates or any other persons providing services on behalf of Humabs under this Agreement, is or, without the prior written notice to MedImmune will become, (i) an official or employee of, or a person acting in an official capacity or exercising a public function for or on behalf of, any government, or of any department, agency, instrumentality, or public enterprise of any government, or of any political party, or of any public international organization (including, without limitation, by holding a legislative, administrative or judicial position of any kind (whether appointed or elected)) (a “Government Official”), or (ii) a candidate for public office (“Government Candidate”);

16.1.2.	no Government Official or Government Candidate, owns or will own, directly or indirectly, without prior written notice to MedImmune, any shares or other ownership interest in Humabs; and

16.1.3.

in carrying out its responsibilities under this Agreement, neither Humabs nor any of its directors, officers or employees or any other person who may exercise control over the business or operations of Humabs, shall:

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(i) directly or indirectly, offer, give, promise to give or authorize the giving of any financial or other advantage, or anything else of value, to (A) any Government Official; or (B) any political party or official thereof, or any Government Candidate; or (C) any other person or entity at the request of or with the assent or acquiescence of any Government Official or Government Candidate; in each case ((A),(B) and (C)), for the purpose of (1) influencing or rewarding any act or decision of such Government Official., political party, or Government Candidate, or inducing such Government Official, political party, or Government Candidate to do or omit to do any act (x) in violation of the lawful duty of such Government Official, political party, or Government Candidate, or (y) with the intent of obtaining or retaining business or securing an advantage for MedImmune, or (2) inducing such Government Official, political party, or Government Candidate to use its or his or her influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality;

(ii) directly or indirectly, offer, give, promise to give or authorize the giving of any financial or other advantage, or anything else of value, to an officer, employee, agent, or representative of another company or organization, with the intent to influence or reward the recipient’s action(s) with respect to his or her company’s or organization’s business, or to gain a commercial benefit to the detriment of the recipient’s company or organization, or to induce or reward the improper performance of the person’s duties;

16.1.4.

Compliance with Laws. In carrying out its responsibilities under this Agreement, Humabs shall at all times be bound by and strictly comply with all Anti-Bribery and Anti-Corruption Laws. This provision does not limit the applicability of any provision in this Agreement requiring Humabs to comply with any applicable laws, rules and regulations.

16.1.5.

Record Keeping. Humabs shall maintain true, accurate and complete books and records necessary to demonstrate compliance with this clause 16. Upon the written request of MedImmune, Humabs shall permit MedImmune or its representative to inspect during regular business hours and no more than once a year, all or any part of Humabs’s records and books necessary to demonstrate compliance with this clause 16.

16.1.6.

Notice. Humabs shall promptly notify MedImmune of (a) the occurrence of any fact or event that Humabs suspects could render any representation, warranty, covenant or undertaking in this clause incorrect or misleading; and (b) any notice, subpoena, demand, or other communication (whether oral or written) from any governmental authority regarding Humabs’s actual, alleged or possible violation of, or failure to comply with, any Anti-Bribery and Anti-Corruption Laws concerning this Agreement.

16.1.7.

Certification. Annually and at such other times as may be reasonably requested by MedImmune, Humabs shall cause one of its authorized officers to execute and deliver to MedImmune a certificate of compliance with good ethical practices that confirms Humabs’s continued compliance with the provisions of this clause.

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16.2.

Humabs, on behalf of itself and its officers, directors, employees, Affiliates, agents and representatives, represents and warrants to MedImmune that, in connection with the matters that are the subject of this Agreement, and the performance by each Party of its obligations hereunder:

16.2.1.	It has not offered, promised, made, authorized the making of, solicited or received any payment or anything else of value in violation of the Anti-bribery and Anti-corruption Laws; and

16.2.2.	None of its contracts, licenses or other assets that are the subject of this Agreement have been procured in violation of applicable Anti-bribery and Anti-corruption Laws.

17.	Miscellaneous

17.1.

[***]. To the extent that Humabs has not done so prior to the Commencement Date, Humabs shall promptly supply to MedImmune in any event by no later than [***] after the Commencement Date) fully executed copies of (1) the Agreement amending [***] in the form agreed between the Parties. In the event that [***] send any Antibodies or other Research Project Materials to a Third Party either from Humabs pursuant to Section 7.1 of Humabs and [***] pursuant to Sections 2.3 or 7.1 of [***], Humabs shall be required to [***] notify MedImmune of such request for approval or consent, and to obtain MedImmune’s prior written approval before giving any such approval or consent to [***].

17.2.	[***]. To the extent that Humabs has not done so prior to the Commencement Date, Humabs shall, following Commencement Date provide to MedImmune [***].

17.3.	To the extent that Humabs has not done so prior to the Commencement Date, Humabs shall [***] containing provisions including those referred to clause 17.2 of this Agreement.

17.4.

Assignment. This Agreement may not be assigned or otherwise transferred, by operation of law, in connection with a Change of Control, or otherwise, nor may any right or obligation hereunder be assigned, subcontracted or transferred by one Party without the consent of the other Party, provided that such consent shall not be unreasonably withheld or delayed, save that MedImmune shall have the right to assign any of its rights under this Agreement to any of its Affiliates or in connection with a Change in Control without the need for consent from Humabs.

17.5.

MedImmune Affiliates. Humabs acknowledges that MedImmune is an Affiliate of all persons, corporations and other entities whose ultimate parent is AstraZeneca plc (MedImmune and its Affiliates being referred to collectively as the “AZ Group”).

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17.6.

Applicable Law. The interpretation, construction, effect and validity of this Agreement shall be governed and construed in all respects in accordance with the laws of the State of New York in the USA, without reference to its rules on conflicts of laws, and the Parties hereby submit to the non-exclusive jurisdiction of the courts of the State of New York in the USA.

17.7.

Waivers and Amendments; Preservation of Remedies. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or other exercise thereof hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any Party may otherwise have at law or in equity.

17.8.

Injunctive Relief. The Parties acknowledge that (a) the covenants and the restrictions contained in this Agreement are an inducement to the other Parties to enter into this Agreement and are necessary and required for the protection of the Parties, (b) such covenants and restrictions relate to matters that are of a special, unique and extraordinary character that give each of such covenants a special, unique and extraordinary value, and (c) a breach of any of such covenants or restrictions may result in irreparable harm and damages to a Party in an amount difficult to ascertain and which cannot be adequately compensated by a monetary award. Accordingly, in addition to any of the relief to which any Party may be entitled under this Agreement, at law or in equity, such Party shall be entitled to seek temporary and permanent injunctive relief from any breach or threatened breach of such covenants or restrictions without proof of actual damages that have been or may be caused to such Party by such breach or threatened breach. In the event an action for injunctive relief is brought by a Party, the other Parties waive any right to require the Party bringing such action to post any bond or other security with the court in connection therewith.

17.9.

Independent Relationship. MedImmune, on the one hand, and Humabs on the other, are independent contractors of each other, and the relationship between them does not constitute a partnership, joint venture or agency and shall not be construed as such. Neither MedImmune nor Humabs has any authority to make any statements, representations or commitments of any kind, or to take any action that is binding on the other Party. Neither MedImmune nor Humabs has any authority to make any statements, representations or commitments of any kind, or to take any action that is binding on the other Party.

17.10.	[***].

17.11.

Entire Agreement. This Agreement constitutes the entire understanding of the Parties with respect to services to be performed under this Agreement. All express or implied agreements and understandings, either oral or written, with regard to the services to be performed hereunder are superseded by the terms of this Agreement.

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17.12.

Notices. Each notice required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by a nationally-recognised overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, as follows:

If to Humabs:

Attention:

[***]

With a copy to:

If to MedImmune:

Attention: [***]

With a copy to:

[***]

Any such notice shall be deemed to have been received by the other Party: (a) when delivered if personally delivered on a business day; (b) on the business day after dispatch if sent by nationally recognised overnight courier; or (c) on the fifth (5th) business day following the date of mailing if sent by mail. Any Party may change its address by giving the other Parties written notice, delivered in accordance with this clause 17.12.

17.13.

Force Majeure. No Party shall be held liable to the other Parties nor be deemed to have defaulted under or breached the Agreement for failure or delay in performing any obligation under the Agreement to the extent such failure or delay is caused by or results from causes beyond the control of the affected Party, including but not limited to acts of God, fire, explosion, flood, drought, war, acts of war (whether war be declared or not), acts of terrorism, riots, insurrections, strikes, lockouts or other labour disturbances, sabotage, embargoes or a national health emergency. The affected Party shall notify the other Parties of the force majeure circumstances as soon as reasonably practical and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

17.14.

Severability. If any one or more provisions of this Agreement is held invalid, illegal or unenforceable in any respect by a court having competent jurisdiction, the validity, legality and enforceability of this Agreement and the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, in so far as practical, implement the purposes of this Agreement.

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17.15.

Further Assurance. Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the execution, delivery and filing of such assignments, agreements, documents and instruments as may be necessary or as another Party may reasonably request in connection with this Agreement or to carry out more effectively its provisions and purposes, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

17.16.

Counterparts. This Agreement may be executed and delivered by any means and in any number of counterparts, each of which shall be an original as against a Party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Commencement Date.

MedImmune, LLC

By:	/s/ Bahija Jallal
Name:	Bahija Jallal
Title:	EVP R&D
Date:	03/15/12

Humabs Biomed SA

By:	/s/ Antonio Lanzavecchia
Name:	Antonio Lanzavecchia
Title:	Member of the Board
Date:	March 26, 2012

By:	/s/ Jacob Nuesch
Name:	Jacob Nuesch
Title:	Member of the Board
Date:	March 26, 2012

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Schedule 1

1a – Flu Patents

[***]

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1b – Second Target Patents

Confidential

Schedule 2 – Humabs Antibody Technology

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Confidential

Schedule 3

Cabilly Patents

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Confidential

Schedule 4

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Confidential

Schedule 5

Initial draft research plans

Schedule of MedImmune-Humabs Agreement: “Initial Draft Research Plans”

Humabs/MedImmune Flu Workplan Proposal

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Schedule 5 of MedImmune-Humabs Agreement: “Initial Draft Research Plans”

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Schedule 6

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Schedule 7

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